UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material under §240.14a-12

Acushnet Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

ACUSHNET HOLDINGS CORP.

2022 Proxy Statement

Titleist
ATI
Titleist
1

Annual Meeting Information Date June 6, 2022
Dear Acushnet Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Acushnet Holdings Corp. to be held on June 6, 2022, beginning at 9:00 a.m. Eastern Daylight Time. For your convenience and to maintain safe social distancing, we are pleased to inform you that the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You may attend the Annual Meeting online, vote your shares electronically and submit your questions related to proposals (1) - (3) below during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOLF2022. Details regarding how to attend the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
Proxy materials, which include a Notice of the Internet Availability of Proxy Materials, proxy statement and proxy card, accompany this letter. The enclosed proxy statement is first being mailed or made available to stockholders of Acushnet Holdings Corp. on or about April 14, 2022. We have also enclosed our 2021 Annual Report. At the Annual Meeting, you will be asked to consider and vote:

Time 9:00 a.m. EDT

Location Live webcast

	01	To elect as directors the following nominees recommended by the Board of Directors: Jennifer Estabrook, Gregory Hewett, David Maher, Jan Singer, Sean Sullivan, Steven Tishman, Yoon Soo (Gene) Yoon and Keun Chang (Kevin) Yoon;

	02	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022;

	03	To approve, in a non-binding advisory vote, the compensation paid to the named executive officers; and

	04	To conduct any other business properly brought before the meeting.

Our Board of Directors unanimously recommends that you (i) approve the election of the individuals nominated to serve as directors; (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and (iii) approve the compensation paid to the named executive officers.

Your vote is important to us and our business.  Even if you plan to attend the Annual Meeting, you are requested to sign, date and return the proxy card in the enclosed envelope or to vote by Internet or telephone pursuant to the instructions set forth in the enclosed proxy statement.

We appreciate your continued support of Acushnet Holdings Corp.

333 Bridge St. Fairhaven, MA 02719 April 14, 2022	Sincerely, David E. Maher President and Chief Executive Officer

Notice of 2022 Annual Meeting of Stockholders

Annual Meeting Information Date June 6, 2022	The 2022 Annual Meeting of Stockholders of Acushnet Holdings Corp. will be held at 9:00 a.m. Eastern Daylight Time on June 6, 2022. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOLF2022. You will need your 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held for the following purposes:
Time 9:00 a.m. EDT

	01	To elect as directors the following nominees recommended by the Board of Directors: Jennifer Estabrook, Gregory Hewett, David Maher, Jan Singer, Sean Sullivan, Steven Tishman, Yoon Soo (Gene) Yoon and Keun Chang (Kevin) Yoon;
Location Live webcast

	02	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022;

	03	To approve, in a non-binding advisory vote, the compensation paid to the named executive officers; and

	04	To conduct any other business properly brought before the meeting.

Only stockholders of record at the close of business on April 14, 2022 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be open to examination, during regular business hours, by any stockholders for at least ten days prior to the Annual Meeting at our offices at 333 Bridge Street, Fairhaven, Massachusetts 02719, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/GOLF2022 when you enter your 16-Digit Control Number. Stockholders holding a majority of the voting power of the issued and outstanding shares of the Company entitled to vote, present or represented by proxy, at the Annual Meeting will constitute a quorum.
333 Bridge St. Fairhaven, MA 02719 April 14, 2022	By Order of the Board of Directors, Roland A. Giroux Executive Vice President, Chief Legal Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT
You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, you are requested to read the enclosed proxy statement and to vote by mail by marking, signing, dating and returning the accompanying proxy as soon as possible or by Internet or telephone pursuant to the instructions set forth in the proxy statement. If you prefer, you may also cast your vote electronically when attending the Annual Meeting virtually.
If you hold your shares in "street name," your broker, bank or other nominee cannot vote your shares on your behalf with respect to Proposals 1 or 3 until it receives your voting instructions. If you do not provide voting instructions over the Internet, by telephone or by returning a voting instruction form, your shares will not be voted with respect to those matters, except that if your shares are held by a broker, your broker may vote shares on your behalf on Proposal 2 without instruction. Details regarding how to attend the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 6, 2022.
The proxy statement and annual report to stockholders are available at www.proxyvote.com.
Proxy Statement for the
2022 Annual Meeting of Stockholders
of Acushnet Holdings Corp.
To Be Held on June 6, 2022

(THIS PAGE IS INTENTIONALLY LEFT BLANK)

ACUSHNET HOLDINGS CORP.

Titleist
1
PRO V1

General Information

TABLE OF CONTENTS

Proxy Statement for the 2022 Annual Meeting of Stockholders

Date June 6, 2022
GENERAL INFORMATION
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2022 Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Time on June 6, 2022 (the "Annual Meeting"), and any adjournments or postponements thereof. This Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. We believe that hosting a virtual meeting will allow for safe social distancing and enable more of our stockholders to attend the meeting because our stockholders can participate from any location with Internet access. By following the instructions in this proxy statement, stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting.
Unless otherwise indicated, the terms "Company," "Acushnet," "we," "our" and "us" are used in this proxy statement to refer to Acushnet Holdings Corp. and its consolidated subsidiaries. The terms "Board" and "Board of Directors" refer to our Board of Directors. The term "Magnus" refers to Magnus Holdings Co., Ltd., a wholly-owned subsidiary of Fila Holdings Corp. ("Fila"), which controls a majority of the voting power of all outstanding shares of our common stock as of the close of business on April 14, 2022, the record date of the Annual Meeting (the "Record Date").
The information provided in the "question and answer" format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully before deciding how to vote.

Time 9:00 a.m. EDT

Location Live webcast

QUESTIONS AND ANSWERS

Q	What is a proxy statement and what is a proxy?
A	A proxy statement is a document that U.S. Securities and Exchange Commission (the "SEC") regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. This other person is called a proxy or proxy holder. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Thomas Pacheco, our Executive Vice President, Chief Financial Officer and Chief Accounting Officer, and Roland Giroux, our Executive Vice President, Chief Legal Officer and Corporate Secretary, as proxies or proxy holders for the Annual Meeting.

2	Acushnet Holdings Corp.	2022 Proxy Statement

TABLE OF CONTENTS	GENERAL INFORMATION

Q	What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?
A
SEC rules allow companies to furnish proxy materials, including this proxy statement and our Annual Report, by providing access to these documents on the Internet instead of mailing printed copies of our proxy materials to stockholders. Most stockholders have received a Notice of Internet Availability of Proxy Materials (the "Notice"), which provides instructions for accessing the proxy materials on a website or for requesting electronic or printed copies of the proxy materials.
If you want a paper copy of the proxy materials for the Annual Meeting and for all future meetings, please follow the instructions in the Notice for requesting such materials. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing the materials.

Q	How can I access the proxy materials over the Internet?
A	You may view and also download our proxy materials, including our Annual Report, at www.proxyvote.com. Please see the instructions below regarding how to submit your vote.

Q	Who can vote at the Annual Meeting?
A
Only stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were approximately 72,360,555 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate their votes in the election of directors.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may attend the Annual Meeting and vote electronically during the Annual Meeting or vote by proxy, or follow the instructions under "How do I vote?" to vote prior to the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy or in advance of the meeting to ensure your vote is counted if you decide not to or are unable to attend the virtual Annual Meeting.

2022 Proxy Statement	Acushnet Holdings Corp.	3

GENERAL INFORMATION	TABLE OF CONTENTS

CONTINUED FROM PREVIOUS PAGE

A
Beneficial Owner: Shares Registered in the Name of a Broker or Bank ("Street Name")
If, on the Record Date, your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in "street name" and our proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also able to vote your shares online or by telephone in advance of the Annual Meeting or during the virtual Annual Meeting by following the instructions under "How do I vote?". To participate and vote your shares at the Annual Meeting or in advance of the Annual Meeting, you will need the 16-Digit Control Number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Whether or not you plan to attend the meeting, we urge you to vote by proxy or in advance of the meeting to ensure your vote is counted if you decide not to or are unable to attend the virtual Annual Meeting.

Q	What am I being asked to vote on?
A
There are three proposals scheduled to be voted on at the meeting:
•Election of Ms. Jennifer Estabrook, Mr. Gregory Hewett, Mr. David Maher, Ms. Jan Singer, Mr. Sean Sullivan, Mr. Steven Tishman, Mr. Yoon Soo (Gene) Yoon and Mr. Keun Chang (Kevin) Yoon as directors.
•Ratification of the appointment of PricewaterhouseCoopers LLP as Acushnet's independent registered public accounting firm for the fiscal year ending December 31, 2022.
•Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers.

4	Acushnet Holdings Corp.	2022 Proxy Statement

TABLE OF CONTENTS	GENERAL INFORMATION

Q	How does the Board recommend that I vote?
A
The Board of Directors unanimously recommends that all stockholders vote:
•FOR the election of Ms. Jennifer Estabrook, Mr. Gregory Hewett, Mr. David Maher, Ms. Jan Singer, Mr. Sean Sullivan, Mr. Steven Tishman, Mr. Yoon Soo (Gene) Yoon and Mr. Keun Chang (Kevin) Yoon as directors.
•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Acushnet's independent registered public accounting firm for the fiscal year ending December 31, 2022.
•FOR the approval of the compensation paid to the named executive officers.

Q	What if another matter is properly brought before the meeting?
A	We will consider other business that properly comes before the meeting in accordance with Delaware law and our Amended and Restated Bylaws (the "Bylaws"). As of the date of this Proxy Statement, the Board did not know of any other matters to be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote on those matters according to their best judgment.

2022 Proxy Statement	Acushnet Holdings Corp.	5

GENERAL INFORMATION	TABLE OF CONTENTS

Q	How do I vote?
A
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Annual Meeting. You may also vote prior to the Annual Meeting over the Internet, by telephone or by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted if you decide not to attend the meeting. You may still attend the meeting and vote electronically during the meeting even if you have already voted by proxy.
•If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice and logging in to www.virtualshareholdermeeting.com/GOLF2022. You will be asked to provide the 16-Digit Control Number from your Notice.
•If you received printed proxy materials, you may submit your proxy by completing, signing and dating the proxy card and returning it promptly in the envelope provided. Mailed proxy cards must be received no later than June 5, 2022 to be counted. If you return your signed proxy card to us by June 5, 2022, we will vote your shares as you direct.
•To submit your proxy by telephone or the Internet, please follow the instructions provided on the proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 5, 2022 to be counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank ("Street Name")
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization. Simply follow the voting instructions in those materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. You are also invited to attend the Annual Meeting. To participate and vote your shares at the Annual Meeting, you will need the 16-Digit Control Number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted if you decide not to attend the virtual meeting.

6	Acushnet Holdings Corp.	2022 Proxy Statement

TABLE OF CONTENTS	GENERAL INFORMATION

Q	What do I need to do to attend the Annual Meeting?
A
We will host the Annual Meeting live via webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/GOLF2022. If you were a stockholder or joint holder as of the Record Date, or you hold a valid proxy for the Annual Meeting, including beneficial owners who have received a 16-Digit Control Number on their Notice, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/GOLF2022;
•Webcast starts at 9:00 a.m. Eastern Daylight Time on June 6, 2022;
•Stockholders who received a 16-Digit Control Number may vote and submit questions while attending the Annual Meeting via the Internet; and
•You will need your 16-Digit Control Number to enter and vote your shares during the Annual Meeting.

Q	How many votes do I have?
A	On each matter to be voted upon, each stockholder will have one vote for each share of common stock owned by that stockholder as of the Record Date for the Annual Meeting.

Q	Who will count the vote?
A	Representatives of Broadridge Financial Solutions Inc. will tabulate the votes and will act as inspectors of election.

2022 Proxy Statement	Acushnet Holdings Corp.	7

GENERAL INFORMATION	TABLE OF CONTENTS

Q	What are "broker non-votes"?
A	Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed "non-routine" by the New York Stock Exchange ("NYSE"). Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered "routine," but not with respect to "non-routine" matters. Under NYSE rules, Proposals 1 and 3 are "non-routine" matters and Proposal 2 is a "routine" matter.

Q	What happens if I do not vote?
A
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by Internet, telephone, completing your proxy card or by attending the Annual Meeting virtually, your shares will not be voted and your shares will not be counted as "present" for purposes of determining whether a quorum is present at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank ("Street Name")
If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a "routine" matter. Brokers and other nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.
Under the rules of the NYSE, Proposals 1 and 3 are considered non-routine matters, and your broker or nominee may not vote your shares on Proposals 1 and 3 without your instructions. Proposal 2 is considered a routine matter, and your broker or nominee may vote your uninstructed shares on Proposal 2.

8	Acushnet Holdings Corp.	2022 Proxy Statement

TABLE OF CONTENTS	GENERAL INFORMATION

Q	How can I find out the results of the voting at the Annual Meeting?
A	Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q	How many votes are needed to approve each proposal?
A
•For Proposal 1, the election of each director nominee is determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy and entitled to vote on the election of directors. "Plurality" means that the director nominees receiving the largest number of votes cast "FOR" will be elected. Votes may be cast in favor of or withheld with respect to the director nominee. Votes that are withheld and broker non-votes will have the same effect as an abstention and will not count as a vote "FOR" or "AGAINST" a director.
•For Proposal 2, the appointment of PricewaterhouseCoopers LLP must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote "AGAINST" the proposal. Brokers may vote uninstructed shares with respect to Proposal 2.
•For Proposal 3, the non-binding advisory vote on the compensation paid to the named executive officers, approval of the proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote "AGAINST" the proposal. Broker non-votes will have no effect on the outcome of Proposal 3.
As of the Record Date, Magnus beneficially owned and had the right to vote 37,104,008 of the outstanding shares of our common stock (representing 51.2% of the voting power) and has advised us that they intend to vote all such shares in favor of each Proposal. If Magnus votes as indicated, all of these matters will be approved.

2022 Proxy Statement	Acushnet Holdings Corp.	9

GENERAL INFORMATION	TABLE OF CONTENTS

Q	Who is paying for this proxy solicitation?
A	We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, although we will reimburse them for their reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q	What is the quorum requirement?
A
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting are present, either in person or by proxy at the Annual Meeting. On the Record Date, there were approximately 72,360,555 shares of common stock outstanding and entitled to vote. Abstentions, withheld votes and broker non-votes are counted for determining whether a quorum is present. If there is no quorum, the chairperson or the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting may adjourn the meeting to another date. Magnus has advised us that they will be present, either in person or by proxy, at the Annual Meeting. If Magnus attends, a quorum will be present.
In accordance with our Bylaws, stockholders and proxy holders electronically attending the virtual annual meeting will be deemed present "in person" for the purposes of satisfying the foregoing ownership requirements.

10	Acushnet Holdings Corp.	2022 Proxy Statement

TABLE OF CONTENTS	GENERAL INFORMATION

Q	What does it mean if I receive more than one set of proxy materials?
A
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. You should complete each of the proxy cards to ensure that all of your shares are voted.
You may consider registering all of your brokerage accounts in the same name and address for better service. If you wish to do so, you should contact your broker, bank or nominee for more information. Our stock transfer agent, Computershare, can be contacted at 800-736-3001 (within the United States and Canada) or 781-575-3100 (outside the United States and Canada) or by visiting their website at www.computershare.com/investor.

Q	Can I change my vote after submitting my proxy?
A
Yes. You can revoke your proxy at any time prior to the vote at the Annual Meeting. If you voted by Internet, telephone or mail and are a stockholder of record, you may change your vote and revoke your proxy by:
•delivering written notice of revocation to our Corporate Secretary, 333 Bridge Street, Fairhaven, MA 02719 provided such statement is received no later than 5:00 p.m. on June 5, 2022;
•voting again by Internet or telephone at a later time but before 11:59 p.m. Eastern Time on June 5, 2022;
•submitting a properly signed proxy card with a later date that is received no later than June 5, 2022; or
•attending the 2022 Annual Meeting, revoking your proxy and voting during the Annual Meeting.
If you hold your shares in street name and you direct your bank, broker or other nominees on how to vote your shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting via the Internet and voting using the 16-Digit Control Number on your Notice.

2022 Proxy Statement	Acushnet Holdings Corp.	11

GENERAL INFORMATION	TABLE OF CONTENTS

Q	When are stockholder proposals and director nominations due for next year's annual meeting?
A	To be considered for inclusion in next year's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), your stockholder proposal must be submitted in writing by December 17, 2022 to our Corporate Secretary, 333 Bridge Street, Fairhaven, Massachusetts 02719, and must comply with all applicable requirements of Rule 14a-8.
Our Bylaws provide that nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Company who is entitled to vote at the meeting, who has complied with the notice procedures set forth in the Bylaws and who was a stockholder of record at the time such notice is delivered to the Company's Corporate Secretary. To be timely for our 2023 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices not earlier than one hundred twenty (120) days (February 6, 2023) nor later than ninety (90) days (March 8, 2023) prior to the first anniversary of the preceding year's annual meeting of stockholders (June 6, 2022).

Q	Whom should I contact if I have additional questions or would like additional copies of the proxy materials?
A	If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should refer to the instructions on the Notice, or you can request materials at www.proxyvote.com.

12	Acushnet Holdings Corp.	2022 Proxy Statement

ACUSHNET HOLDINGS CORP.

FJ
citi

Proposal One

Election of Directors

BOARD COMPOSITION	14
DIVERSITY OF THE BOARD	15
DIRECTOR NOMINEES	16

Proposal One Election of Directors

COMPOSITION OF OUR BOARD OF DIRECTORS

Our Board of Directors currently consists of eight members. In accordance with our Amended and Restated Certificate of Incorporation in effect as of the date hereof, each elected director shall hold office for a term expiring at the Company's next annual meeting of stockholders and until a successor has been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office.
The authorized number of directors may be changed only by our Board of Directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the directors then in office. A director elected by the Board of Directors to fill a vacancy, including vacancies created by an increase in the number of directors, serves for the remainder of the previous director's full term or until the director's successor is duly elected and qualified or his or her death, resignation, retirement, disqualification or removal from office.
The following table sets forth the names and certain other information for the nominees for each member of the Board of Directors as of the date of this proxy statement. Key biographical information for each of these individuals is set forth below.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.

Name	Age	Position	Director Since

David Maher	54	President and Chief Executive Officer and Director	2018
Yoon Soo (Gene) Yoon	76	Chairman	2011
Jennifer Estabrook(1)	61	Director	2016
Gregory Hewett(1)(2)	53	Director	2016
Jan Singer (1)(3)	58	Director	2021
Sean Sullivan(2)(3)	55	Director	2016
Steven Tishman(1)(2)	65	Director	2016
Keun Chang (Kevin) Yoon(3)	46	Director	2019
(1)Member of our Compensation Committee.
(2)Member of our Audit Committee.
(3)Member of our Nominating and Corporate Governance Committee.

14	Acushnet Holdings Corp.	2022 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 1

DIVERSITY OF THE BOARD
We are proud of our commitment to diversity, inclusion and belonging (see "Corporate Social Responsibility—Employee Safety, Health and Wellness" below), and those values start at the top. Our directors exemplify a well-rounded blend of individuals with extensive business knowledge and contacts, commitment to ethics, moral values and integrity, sound reputation in their respective fields and a commitment to corporate citizenship. Our Board benefits from leaders having a range of tenures that provide not only continuity and experience, but also fresh perspectives. A range of qualities, including gender, ethnicity and nationality are well represented on the Company's 2022 director nominee slate, and over 50% of our independent directors are diverse with respect to gender and/or ethnicity. The following provides information regarding the tenure, age, gender and ethnicity demographics of our Board:

Tenure	Age

Ethnicity	Gender

2022 Proxy Statement	Acushnet Holdings Corp.	15

PROPOSAL 1	TABLE OF CONTENTS

DIRECTOR NOMINEES
Our Amended and Restated Certificate of Incorporation in effect as of the date hereof provides that any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Company, voting separately as a series or together with one or more other such series, as the case may be) may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class; provided, however, that at any time when Magnus or any successor or affiliates beneficially owns, in the aggregate, 50% or more of the then-outstanding shares of stock of the Company, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Company, voting separately as a series or together with one or more other such series, as the case may be) may be removed from office at any time, with or without cause, by the holders of a majority of the voting power of all the then-outstanding shares of stock of the Company. As of the Record Date, Magnus and its affiliates beneficially owned, in aggregate, 51.2% in voting power of the then-outstanding shares of stock of the Company.

David Maher	Title: President, Chief Executive Officer, Director Age: 54 Director Since: 2018

David Maher joined the Company in May 1991 and was appointed President and Chief Executive Officer of Acushnet Holdings Corp. and Acushnet Company, our operating subsidiary, effective January 1, 2018. From 2001 through 2017, Mr. Maher held a variety of roles at the Company’s Fairhaven, Massachusetts headquarters, including Vice President, Titleist U.S. Sales; Senior Vice President, Titleist Worldwide Sales and Global Operations; and Chief Operating Officer. Prior to that, Mr. Maher spent several years in Northern California as a Titleist Sales Representative and Northwest Regional Sales Manager, and previously gained valuable experience in the Company’s professional development program, working at the Company’s golf ball operations in Massachusetts, the FootJoy factory in Brockton, Massachusetts and in the Company’s Southern California golf club operations.

Mr. Maher has served on our board of directors since March 2018 and brings to our Board of Directors extensive experience as an executive in the golf industry.

Yoon Soo (Gene) Yoon	Title: Chairman, Director Age: 76 Director Since: 2011

Yoon Soo (Gene) Yoon has been the Chairman of Fila since 1994 and was the Chief Executive Officer of Fila from 1991 until March 2018. Fila's common stock is publicly traded and its shares are listed on the Korea Stock Exchange. Mr. Yoon served as the Chairman of the Board of Directors of Acushnet Company from 2011 to October 2016 and served as the President of Acushnet Holdings Corp. from 2011 until May 2016. Mr. Yoon is the father of Keun Chang (Kevin) Yoon.

Mr. Yoon has knowledge and experience in consumer products and has experience as the Chairman of the Board of Directors of Acushnet Holdings Corp. since 2011.

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TABLE OF CONTENTS	PROPOSAL 1

Jennifer Estabrook	Title: Director Age: 61 Director Since: 2016

Jennifer Estabrook has been the President of Fila North America since April 2019. She was Fila North America's Chief Operating Officer from December 2015 to February 2019 as well as Acting President from February 2019 to April 2019. In addition, Ms. Estabrook was the Executive Vice President, Business Operations of Fila USA, Inc. from September 2010 until December 2015. Ms. Estabrook has also been the Head of Global Licensing for Fila Luxembourg S.à.r.l. since 2014 and a member of the Board of Managers of Fila Luxembourg S.à.r.l. since 2007 and has held several other positions at Fila USA, Inc. and its affiliates since 2005. Fila USA, Inc. and Fila Luxembourg S.à.r.l. are wholly-owned subsidiaries of Fila, a public company listed on the Korea Stock Exchange. Ms. Estabrook also serves on the Board of Trustees of the University of Maryland Baltimore Foundation, Inc. Ms. Estabrook served as a member of the board of directors of Acushnet Company from 2011 to October 2016.

Ms. Estabrook has served on our Board of Directors since October 2016 and has a multi-faceted background and operational experience and knowledge within the consumer products and sporting goods industry.

Gregory Hewett	Title: Director Age: 53 Director Since: 2016

Gregory Hewett is the principal of GH Consulting LLC, a private consultancy for businesses and institutional investors that he founded in March 2015. Prior to that, Mr. Hewett served in various capacities at The Blackstone Group L.P. from August 2005 through February 2015, including most recently as a Senior Managing Director. Prior to joining Blackstone, Mr. Hewett served as a director in the Investment Banking Division of Credit Suisse First Boston, which he joined in 2000 when it acquired Donaldson, Lufkin & Jenrette, where he was an Associate in the Investment Banking Division. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Hewett practiced law at Bryan Cave LLP.

Mr. Hewett has served on our Board of Directors since October 2016, has a multi-faceted background and experience and knowledge in finance, business strategy and management.

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PROPOSAL 1	TABLE OF CONTENTS

Jan Singer	Title: Director Age: 58 Director Since: 2021

Jan Singer served as the Chief Executive Officer of J. Crew Group, Inc. ("J.Crew") from February 2020 to December 2020. J.Crew filed for protection under Chapter 11 of the U.S. Bankruptcy Code in May 2020 and emerged from bankruptcy in September 2020. Previously, Ms. Singer served as the Chief Executive Officer of Victoria's Secret Lingerie from 2016 to 2019 and the Chief Executive Officer of Spanx, Inc. from 2014 to 2016, in addition to previous roles at Nike, Reebok, Prada, Calvin Klein, and Chanel. Ms. Singer currently serves on the board of directors of Supernova Partners Acquisition Co. III Ltd. and previously served on the boards of directors of J.Crew and Kate Spade & Company.

Ms. Singer has served on our Board of Directors since November 2021 and was selected to serve as a director because of her varied background, knowledge and operational experience in consumer products and experience serving on other boards of directors.

Sean Sullivan	Title: Director Age: 55 Director Since: 2016

Sean Sullivan is the Executive Vice President and Chief Financial Officer of SiriusXM Holdings, Inc., a position he has held since October 2020. Prior to joining SiriusXM Holdings, Inc., Mr. Sullivan served as Executive Vice President and Chief Financial Officer of AMC Networks, Inc. from 2011 to 2020, Chief Corporate Officer of RMH from 2010 to 2011, Chief Financial Officer of HiT Entertainment from 2009 to 2010 and Chief Financial Officer and President of Commercial Print and Packaging division of Cenveo, Inc. from 2005 to 2008.

Mr. Sullivan has served on our Board of Directors since October 2016 and has significant experience in finance and operations.

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TABLE OF CONTENTS	PROPOSAL 1

Steven Tishman	Title: Director Age: 65 Director Since: 2016

Steven Tishman is a Managing Director and Global Head of the Mergers and Acquisitions Group at Houlihan Lokey, where he is also a member of the firm's Management Committee, Co-Head of the firm's M&A Commitment Committee and a member of the firm's Corporate Finance Board of Directors. Mr. Tishman joined Houlihan Lokey in January 2012. Previously, Mr. Tishman was a Managing Director at Rothschild Inc., where he served from 2002 to 2012. Prior to joining Rothschild, Mr. Tishman was a Managing Director of Robertson Stephens Inc. from 1999 to 2002, and was a Senior Managing Director of Bear, Stearns & Co. Inc. from 1993 to 1999. Mr. Tishman is currently a trustee of GoodHaven Funds Trust and was previously a director of Cedar Fair L.P., Nautica Enterprises, Inc., Claire's Stores, Inc. and Odimo, Inc.

Mr. Tishman has served on our Board of Directors since October 2016 and has extensive experience in finance and management and serving on other public company boards.

Keun Chang (Kevin) Yoon	Title: Director Age: 46 Director Since: 2019

Keun Chang (Kevin) Yoon has been the President and Chief Executive Officer of Fila since March 2018. Fila's common stock is publicly traded and listed on the Korea Stock Exchange. Mr. Yoon also served as Chief Financial Officer and Executive Vice President of the Strategic Planning and Footwear Division of Fila from July 2016 until March 2018. Mr. Yoon has also served multiple roles including Manager of Footwear Sourcing, Vice President and Chief Financial Officer of Fila North America as well as other Fila affiliations from February 2009 until October 2016. Mr. Yoon led the successful turnaround of Fila North America and Fila. Mr. Yoon is the son of Yoon Soo (Gene) Yoon.

Mr. Yoon has served on our Board of Directors since April 2019 and has knowledge and operational experience within the consumer and sporting goods industry.

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PROPOSAL 1	TABLE OF CONTENTS

VOTE REQUIRED AND BOARD RECOMMENDATION
Nominees to serve as directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.
Unless otherwise instructed, the persons named in the form of proxy card (the "proxyholders") attached to this proxy statement, as filed with the SEC, intend to vote the proxies held by them for the election of each director. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the Board of Directors may designate. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

Our Board of Directors recommends that you vote "FOR" the election of Ms. Jennifer Estabrook, Mr. Gregory Hewett, Mr. David Maher, Ms. Jan Singer, Mr. Sean Sullivan, Mr. Steven Tishman, Mr. Yoon Soo (Gene) Yoon and Mr. Keun Chang (Kevin) Yoon to serve as directors.

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Information About Our Board and Corporate Governance

CORPORATE GOVERNANCE GUIDELINES
The Company's Corporate Governance Guidelines set forth the principles and practices by which the Board of Directors carries out its responsibilities. These Guidelines help effectively promote the best interests of both the Company and the Company's stockholders, while complying with all applicable laws, regulations and stock exchange requirements. Our Corporate Governance Guidelines set forth the practices the Board follows with respect to Board composition and selection, Board meetings, responsibilities of directors, Chief Executive Officer evaluation and succession planning, Board self-evaluation and Board committees and compensation. Our Corporate Governance Guidelines are overseen by the Nominating and Corporate Governance Committee and reviewed annually. These Guidelines may be found on our website at www.acushnetholdingscorp.com/investors under "Governance." The Board will review these guidelines as it deems necessary and appropriate.
COMMITTEES OF OUR BOARD OF DIRECTORS
Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
Audit Committee

Our Audit Committee consists of Mr. Sullivan, who serves as the Chair, and Messrs. Hewett and Tishman. Messrs. Sullivan, Hewett and Tishman qualify as independent directors under NYSE listing standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board of Directors has determined that each of Messrs. Sullivan, Hewett and Tishman qualify as an "audit committee financial expert" as such term is defined in Item 407(d)(5) of Regulation S-K.
The purpose of the Audit Committee is to assist our Board of Directors in overseeing:
•the quality and integrity of our financial statements (including the effectiveness of internal controls over financial reporting);
•our compliance with legal and regulatory requirements;
•our independent registered public accounting firm's qualifications, performance and independence; and
•the performance of our internal audit function.
The Audit Committee also prepares the audit committee report required by the SEC to be included in our proxy statement.

Members Sean Sullivan (Chair) Gregory Hewett Steven Tishman

Our Board of Directors has adopted a written charter for the Audit Committee, which may be found at www.acushnet holdingscorp.com/investors under "Governance."

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Compensation Committee

Our Compensation Committee consists of Ms. Estabrook, who serves as the Chair, Ms. Singer and Messrs. Sullivan and Tishman. As a controlled company, we are entitled to rely upon the exemption from the requirement that we have a compensation committee composed entirely of independent directors. Notwithstanding the availability of this exemption, our Board of Directors has determined that each member of our Compensation Committee meets the independence requirements under NYSE listing standards and SEC rules and regulations, and that each of Ms. Singer and Messrs. Hewett and Tishman is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
The purpose of the Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to:
•setting the compensation of our executive officers and directors;
•administering our incentive and equity-based compensation plans; and
•preparing the compensation committee report and Compensation Discussion and Analysis required to be included in our proxy statement under the rules and regulations of the SEC.
The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to any employee of the Company, other than our executive officers, under our incentive compensation or other equity-based plans, subject to compliance with the applicable plan and the laws of our state of jurisdiction. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors.
The Compensation Committee has engaged Pearl Meyer & Partners, LLC ("Pearl Meyer") to provide compensation consulting services to the Committee. Pearl Meyer provides the Compensation Committee with customized information and advice related to cash and equity compensation for the Board of Directors and our executive officers. These services include, but are not limited to: identification of peer companies for benchmarking, pay analysis, equity comparisons, pay trends and recommendations on compensation changes. Pearl Meyer reviews the peer benchmarking group annually and may make recommendations for replacement, including where a company has been acquired or merged. The Compensation Committee considers Pearl Meyer's recommendations for the Company's peer benchmarking group and is responsible for formally reviewing and approving the peer group. Pearl Meyer also periodically reviews our director compensation program.

Members Jennifer Estabrook (Chair) Gregory Hewett Jan Singer Steven Tishman

Our Board of Directors has adopted a written charter for the Compensation Committee, which may be found on our website at www.acushnetholdings corp.com/investors under "Governance."

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Yoon, who serves as the Chair, Ms. Singer and Mr. Sullivan. As a controlled company, we are entitled to rely upon the exemption from the requirement that we have a nominating and corporate governance committee. Notwithstanding the availability of this exemption, our Board of Directors has determined to have this standing committee and that all members meet the independence requirements under NYSE listing standards and SEC rules and regulations.
The purposes of the Nominating and Corporate Governance Committee are to, among other things:
•identify individuals qualified to become directors, consistent with the criteria approved by our Board of Directors and select, or recommend that our Board of Directors select, the director nominees for the next annual meeting of stockholders or to fill vacancies or newly created directorships that may occur between such meetings, including the evaluation of candidates recommended by stockholders;
•develop and recommend to our Board of Directors a set of corporate governance principles;
•oversee the evaluation of our Board of Directors and management;
•recommend members of our Board of Directors to serve on committees of our Board of Directors and evaluate the operations and performance of such committees;
•oversee and approve the management continuity and succession planning process;
•oversee the Company's Social Responsibility program, encompassing the Company's efforts with respect to environmental, social and governance matters of significance, and
•otherwise take a leadership role in shaping our corporate governance.

Members Keun Chang (Kevin) Yoon (Chair) Jan Singer Sean Sullivan

Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which may be found at www.acushnet holdingscorp.com/investors under "Governance."
MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
During 2021, our Board of Directors met five times, our Audit Committee met seven times, our Compensation Committee met four times and the Nominating and Corporate Governance Committee met three times. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such member served.
The Board does not have a formal policy regarding the attendance of directors at meetings of stockholders, but all directors are expected to make best efforts to attend the Annual Meeting of Stockholders. In 2021, all eight of our directors in office at such time attended the Annual Meeting of Stockholders.
STOCKHOLDER ENGAGEMENT
The Company values the viewpoints of its stockholders and key stakeholders and actively engages with them to solicit their feedback. In addition to our Investor Relations department, our President and Chief Executive Officer and Chief Financial Officer

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participated in numerous outreach activities and feedback from these meetings was discussed at meetings of the Board of Directors. Stockholders and other interested parties may access investor information about our Company through our website at www.acushnetholdingscorp.com.
EXECUTIVE SESSIONS
To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet regularly in executive session without members of management present. If the group of non-management directors includes directors who have not been determined to be independent, then the independent directors will meet in a private session at least once a year. A director designated by the non-management or independent directors, as applicable, presides at the executive sessions.
ROLE OF THE BOARD IN RISK OVERSIGHT
Our Board of Directors and its three standing committees take an active role in overseeing the management of risks that could impede the Company from achieving its strategic and operational objectives. Our President and Chief Executive Officer and other executive officers report regularly to our Board of Directors, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee	Compensation Committee	Nominating and Governance Committee

Oversees risks related to:	Oversees risks related to:	Oversees risks related to:
Financial statement integrity and quality	Executive and non-executive compensation policies	Governance structure and processes
Effectiveness of the internal control environment and the external auditors	Human capital management	Board/Management succession planning
Legal and regulatory compliance		Conflicts of interest
Related-party transactions		Environmental and social initiatives
Cybersecurity and information technology		Stockholder concerns
DIRECTOR NOMINATIONS
The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. It is expected that the Nominating and Corporate Governance Committee will consider (a) individual qualifications, including strength of character, mature judgment, familiarity with the Company's business and industry, independence of thought and an ability to work collegially and (b) all other factors it considers appropriate, which may include a candidate's diversity, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board.

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The Board monitors the mix of specific experience, qualifications and skills of its directors in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company's business and structure. The Company's Corporate Governance Guidelines emphasize our commitment to diversity at the Board level, and provide that "[w]hen conducting director searches, the Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which Board nominees are selected."
Stockholders may nominate candidates for election as directors at the Company's annual stockholders meeting by following the provisions set forth in the Company's Bylaws, whose qualifications will be considered by the Nominating and Corporate Governance Committee.
CODE OF BUSINESS CONDUCT AND ETHICS
Our reputation for conducting our business ethically and according to the highest standards is one of our most valued assets and is well-earned. Our Code of Business Conduct and Ethics ("Code") describes our legal and ethical responsibilities and is the cornerstone of our compliance program. Our Code applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. Our Code is available on our website at www.acushnetholdingscorp.com/investors under "Governance," and is a "code of ethics," as defined in Item 406(b) of Regulation S-K. We expect to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code on our website.
CORPORATE SOCIAL RESPONSIBILITY
We are committed to operating our business in a socially responsible manner in consideration of our stockholders, employees, customers, suppliers and the communities in which we work. Our goal is to incorporate this commitment into every aspect of our business, including: the design, quality, safety and sourcing of our products; the safety, enrichment and equitable treatment of our associates; our pursuit of environmentally-friendly processes; volunteer efforts in our communities; and our strict adherence to all laws, regulations and best practices. More information on these efforts is available below and on our Corporate Social Responsibility website available at www.acushnetholdingscorp.com/responsibility. Information contained on or connected to the Corporate Social Responsibility website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

Governance and Oversight
Our Corporate Social Responsibility efforts are led and managed by senior management. The Nominating and Corporate Governance Committee has formal oversight of these efforts pursuant to its charter and is briefed by senior management periodically.

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Environmental Initiatives
Our commitment to the environment is not new. Our U.S. golf ball manufacturing facilities produce almost zero landfill waste. In addition, we have invested in reducing energy, water usage and waste, and in increasing use of recycled and environmentally-friendly materials for many years.

Examples of past and current initiatives include:

35% RENEWABLE In 2021, our U.S. golf ball manufacturing facilities received 35% of their energy needs directly from renewable sources.	$16M INVESTMENT Investment of over $16 million in energy efficiency projects since 2007.	39,000T RECYCLED The Company's recycled golf ball subsidiary has processed and resold over 39,000 tons of used golf balls.

•In 2020, we renewed our commitment to invest in highly efficient Combined Heat and Power ("CHP"), a technology proven to operate at higher efficiency and lower emission rates compared to the equivalent import of electricity and burning of fossil fuels, for manufacturing process operations and to heat the facilities. The 2020 project at Ball Plant II marks our third major capital investment in CHP and replaces an aging CHP system with a more reliable, state-of-the-art CHP system that will provide many years of highly efficient, on-site, heat and power production with reduced emissions.
•Between 2012 and 2014, we provided leadership in the early stages of large-scale solar development in Massachusetts by entering into long-term "virtual net metering credit agreements" for five large-scale solar farm projects. By committing to purchase 100% of the utility bill credits associated with over 17,000 MWhs generated annually by these facilities, Acushnet played a critical role in financing the projects and bringing them online. In 2022, we built upon our long-standing commitment to solar energy by extending these agreements for another decade. These extensions secure 80% of our solar portfolio well into the future, and the energy generated will continue to displace electricity that would otherwise be generated from fossil fuels.
•In 2018, Ball Plant IV in Thailand received the "Green Star Award" from the Industrial Estate Authority of Thailand, signifying excellence in the areas of environmental management, environmental best practices and community engagement.
•We have invested over $16 million in energy efficiency projects since 2007, including LED lighting, high efficiency equipment and investment in a battery energy storage system that stores excess energy for use during peak demand periods, easing stress on the power grid, reducing greenhouse gas emissions and facilitating the continued growth of renewable energy. By increasing energy efficiency and conservation efforts through these investments, we have reduced

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the demand for fossil fuel consumption by power grid utilities and have reduced natural gas consumption by our facility boilers, further reducing greenhouse gas emissions.
•We monitor various regulatory lists of toxic/hazardous substances through regulatory tracking databases and regulatory alert services for any substances that may be of potential concern for our products. We then review all new ingredients to ensure that these materials are not included in products or are present only in amounts below any regulatory thresholds. Monitoring is supplemented with written certifications from suppliers concerning the absence of harmful chemicals in their products above regulatory threshold levels, such as TCLP constituents, REACH Restricted Substances or Substances of Very High Concern, and chemicals that are subject to specific regulation under the Toxic Substances Control Act.
•Comprehensive recycling, waste reduction, water conservation and reduction programs are in place in our global manufacturing facilities.
•PG Golf, the Company's recycled golf ball subsidiary, has recovered, processed and resold over 39,000 tons of used golf balls since operations began in 1992, helping to put discarded rubber, surlyn and urethane products back into play. PG Golf employs numerous diving firms to recover golf balls from bodies of water and other hazards, recycles over 40 million golf balls per year collected from golf courses in 43 states, and in 2022, plans to install a new water recycling process that is expected to reduce water consumption by 6,000 gallons per day.
Our environmental commitment is not limited to our products, but also extends to our choice of packaging suppliers. Our key golf ball packaging provider is carbon neutral, uses recyclable inks and renewable energy, and is certified by the Forest Stewardship Council and the Sustainable Forest Initiative. In addition, many of our golf gloves are packaged in recycled rPET plastic.

Employee Safety, Health and Wellness
As a global leader in the golf equipment industry, we prioritize employee safety and health in all of our facilities, including our golf ball, golf glove and golf shoe manufacturing facilities, our golf club assembly facilities, and our distribution centers and support operations worldwide. Led by a dedicated team of approximately 20 associates, the Company is committed to implementing best-in-class health and safety programs aimed at minimizing risks to our associates and complying with all applicable safety and health laws and regulations.

The Company has established a comprehensive Health and Safety Management Program to minimize safety hazards and accidents, and promote a healthy workforce. This commitment is part of our culture and includes the following achievements:
•Two of our U.S. golf ball manufacturing facilities have been recognized by the U.S. Occupational Safety and Health Administration as "VPP Star" facilities. The VPP Star program is a "Voluntary Protection Program," by which eligible facilities voluntarily commit to an enhanced program of protection for their manufacturing associates. The operation of our facility in Thailand is virtually indistinguishable from our U.S. operations from a health and safety perspective and is certified to the ISO 9001 quality standard.
•The operation of our golf glove factory in Thailand is certified to the TLS 8001 Thai labor standard, ISO 9001 quality standard, ISO 14001 environmental standard and ISO 45001 occupational health and safety standard.
•The Company finished 2021 with an OSHA Recordable Incident Rate of 0.8 and an OSHA DART Rate of 0.4, which are 65% and 69% lower than the industry average, respectively.
•The Company did not have any product recalls in 2019, 2020 or 2021.
Acushnet HealthWise, Wellness For Life, is our associate initiative that is intended to foster a culture that encourages and supports associate safety, health and wellness. Through partnerships with the medical community and Acushnet HealthWise Coaches,

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associates gain access to high-quality health and wellness services. Associates receive incentives for healthy behaviors, which include up to a 30% surcharge avoidance for healthcare benefits. HealthWise allows associates to create a personalized path on their wellness journey, focusing on what is important and meaningful to each individual. Whether activity, nutrition, sleep, stress, financial health, family health, mental well-being, or philanthropy, associates choose whatever helps make them a healthier and happier human being. Acushnet’s role is to encourage and support healthy behaviors by offering on-site educational programs, fitness center programming, on-site wellness staff to coach associates on meeting personal wellness goals, on-site services (including physical therapy, chiropractic care, psychiatric care, massage therapy, acupuncture and reflexology), virtual and technology solutions, and volunteer activities in our local communities.
As the novel coronavirus (“COVID-19”) pandemic continues to evolve, we have maintained modified Health and Safety programs, which were initially implemented at the outset of the pandemic to ensure a healthy and safe workplace across all our global sites:
•Our workspaces, which have been re-engineered in compliance with the Centers for Disease Control and Prevention and other regulatory guidance to ensure appropriate working distance between workstations, were continuously evaluated, and when necessary, modified, to continue our efforts to provide a safe working environment for all associates.
•We continued our Acushnet Global COVID-19 safety and travel protocol in 2021 by requiring masks for unvaccinated associates, safe distancing and reduction of corporate travel, sanitation of all workstations between shifts, and 24x7 access to nursing staff.
•We provide company-issued masks to ensure all employees remain safe while in our facilities and we strongly encouraged all employees to receive COVID-19 vaccinations.
At Acushnet Company, we strive for excellence in all that we do, and we recognize that it is diversity in our people, and a sense of belonging within the Company, that allows us to achieve that excellence. Our commitment to Diversity, Inclusion and Belonging ("DI&B") is reflected in our Mission Statement:

We are founded on excellence, innovation, and talented and caring people. Diversity, inclusion and belonging drive our Brands by ensuring different perspectives produce the best products for our golfers and an environment of equity, integrity, and respect for our people.
Through diversity of thought and experience, we create a collaborative culture where people feel safe and empowered to share their unique ideas.
When all voices are heard, we are at our best.

Our work in this space is reflected in a variety of ways, including:
•a recruiting strategy that connects us to talented external candidates from underrepresented groups;
•a global educational effort to inform associates about the importance of diversity in the workplace while celebrating people who have made progress toward equity and equality for all; and
•our efforts to ensure our DI&B strategy is embedded throughout our culture and the associate experience.
The Company has also established both internal and external DI&B councils. The internal Council consists of people from all facets of the Company and guides the strategy development and implementation of a broad range of initiatives. The external Council includes golf industry experts, DI&B experts, and sponsors from our internal council. The external Council provides knowledge and guidance related to current activities and opportunities for the Company to expand its DI&B presence in a sincere and authentic way within the golf community.
One example of our early progress came in March 2021, when the Company became the first global golf brand to sign the Women in Golf Charter, which was launched by The Royal and Ancient Golf Club of St. Andrews in 2018. The Women in Golf Charter aims

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to strengthen golf's focus on gender balance, increase the participation of women, girls, and families within the sport, and ensure positive action is taken to create more opportunities for women to work within the industry.

Supply Chain and Human Rights
We strive to do business with suppliers that share our commitment to ethical business principles. To support this goal, our Global Human Rights Policy and our long-standing Supplier Citizenship Policy (both available on our website at www.acushnetholdingscorp.com/investors under "Governance") establish guidelines for our associates and our supply chain that respect human rights, labor rights, workplace safety and protection of the environment.

We expect all of our associates and our suppliers worldwide to conduct their business activities according to these policies and in compliance with all applicable national and international laws and regulations. Suppliers are selected, and then monitored, based in part on compliance with these policies and our global citizenship supplier expectations are communicated to each supplier. Appropriate levels of compliance review are undertaken depending upon the suppliers' risk profiles. To ensure suppliers demonstrate compliance with our policies, or evidence they are working towards such compliance, we perform supplier audits in accordance with our Supplier Review Program (available on our website at www.acushnetholdingscorp.com/Responsibility/environment-social-and-responsibility/#review). In addition, each year, we file a Form SD and related Conflict Minerals Report with the SEC that describes our efforts to ensure that the tin, tantalum, tungsten and gold in our products are responsibly sourced.

Community Engagement
Our commitment extends to our community through direct Company engagement. We encourage our associates to give back by providing their time to the community and through monetary contributions.

Recent and ongoing community engagement includes:
•Our "Chipping In" for COVID-19 relief efforts raised over $785,000 in 2020 for golf professionals and those in our communities affected by the pandemic. In addition, hundreds of thousands of preventative masks were donated to hospitals.
•Partnership with the United Way through corporate fundraising, holiday giving and food, clothing and school supply drives.
•Partnerships with the Make-A-Wish Foundation and Dream on 3, providing customized sports dreams to children with life-altering or life-threatening conditions.
•Sponsorship of Folds of Honor, a nonprofit that provides educational scholarships to the children and spouses of fallen and disabled military service members.

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•Local initiatives, such as hosting of A Bed for Every Child, where Company associates volunteered to build beds for children in need.
•Food drives, financial contributions and related donations of excess cafeteria food to local homeless shelters delivered by volunteer associates.
CONTROLLED COMPANY EXEMPTION
Acushnet is a “controlled company” within the meaning of the rules of the NYSE because Magnus owns more than 50% of our outstanding shares of common stock. Consequently, we are not required to comply with certain of the NYSE corporate governance requirements, such as the requirement to have a majority of independent directors on our Board of Directors, or the requirement to have a compensation committee and nominating and corporate governance committee comprised of independent directors. Notwithstanding the availability of these exemptions, our Board of Directors has determined to have a majority of independent directors, an entirely independent Compensation Committee and an entirely independent Nominating and Corporate Governance Committee.
DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines define an "independent" director in accordance with NYSE listing standards and require the review of the independence of each director at least annually. Accordingly, our Board of Directors has undertaken a review of the independence of each director and director nominee and determined that all directors except Mr. Maher are independent under our and NYSE listing standards, that Mses. Estabrook and Singer and Messrs. Hewett and Tishman meet the additional independence requirements applicable to compensation committee members under NYSE listing standards, and that Messrs. Sullivan, Hewett and Tishman also meet the additional independence requirements of Rule 10A-3 of the Exchange Act applicable to audit committee members.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee is or has been an officer or employee of ours or any of our subsidiaries. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

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ACUSHNET HOLDINGS CORP.

TSi4
9.0

Proposal Two

Ratification of Independent Registered Public Accounting Firm

FEES PAID 33
VOTES REQUIRED 33

Proposal Two Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP ("PwC") as our independent registered public accountant and to audit our consolidated financial statements for the fiscal year ending December 31, 2022. The Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. PwC was our independent registered public accounting firm for our 2021 audit.
The Audit Committee's policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, including the fees for those services, subject to the de minimis exception for non-audit services provided by SEC rules. Additionally, the Audit Committee may delegate to one or more members the authority to review and pre-approve any such services in between the Audit Committee's regular meetings. Any such pre-approval will be subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting.
Before selecting PwC, the Audit Committee considered the firm's qualifications as independent registered public accountants and concluded that, based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for us by PwC would impair PwC's independence and concluded that they did not. If the stockholders do not ratify the selection of PwC, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and its stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF "PWC" AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM
A representative of PwC will attend our Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

32	Acushnet Holdings Corp.	2022 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 2

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The aggregate fees for professional services rendered by our principal accountants, PwC, for the years ended December 31, 2021 and 2020 were:

	2021	2020

Audit Fees(1)	4,685,412	4,768,929
Audit-Related Fees(2)	122,475	109,000
Tax Fees(3)	788,169	573,737
All Other Fees(4)	14,248	10,291
Total	5,610,304	5,461,957

(1)"Audit Fees" consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Audit fees also include $660,000 and $620,000, respectively, of expenses reimbursable by Fila for professional services rendered in connection with the audit of our 2021 and 2020 annual financial statements prepared on an International Financial Reporting Standards ("IFRS") basis and provided to Fila. Fila reimbursed us for the 2020 fees related to these services in January 2021 and has agreed to reimburse us for fees related to the preparation of the 2021 annual financial statements.
(2)"Audit-Related Fees" generally consist of assurance and related services, including audits of financial statements of employee benefit plans, that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included under “Audit Fees” above.
(3)    "Tax Fees" include the aggregate fees billed in each such year for professional services rendered by the independent auditors for tax compliance and the preparation of tax returns and refund requests.
(4)    "All Other Fees" include the aggregate fees billed in each such fiscal year for products and services by the independent auditors that are not reported under "Audit Fees," "Audit-Related Fees" or "Tax Fees."
VOTE REQUIRED AND BOARD RECOMMENDATION
Stockholder ratification is not required for the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022; however, our Board of Directors is submitting the selection of PwC to our stockholders for ratification because we value our stockholders' views on our independent registered public accounting firm.
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of PwC as our independent registered public accountants for fiscal year 2022.

Our Board of Directors recommends that you vote "FOR" the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2022.

2022 Proxy Statement	Acushnet Holdings Corp.	33

Report of the Audit Committee

The Audit Committee operates pursuant to a charter, which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included under the heading "Information About Our Board of Directors and Corporate Governance-Board Leadership Structure-Committees of our Board of Directors-Audit Committee" in this proxy statement. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company's internal controls over financial reporting.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board (the "PCAOB") and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:

Sean Sullivan, Chair
Gregory Hewett
Steven Tishman

34	Acushnet Holdings Corp.	2022 Proxy Statement

ACUSHNET HOLDINGS CORP.

VOKEY DESIGN
SM9
54
10S

Proposal Three

Non-Binding Vote on Executive Compensation

VOTES REQUIRED 36

Proposal Three Non-Binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and compensation tables and related narrative discussion. While the results of the vote are non-binding and advisory in nature, the Board intends to consider the results of this vote.
At the 2017 Annual Meeting of Stockholders, the Company also held an advisory vote on the frequency of future say-on-pay votes. Our stockholders voted in favor of an annual say-on-pay vote and the Company has elected to follow such recommendation.
The text of the resolution in respect of Proposal 3 is as follows:
"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED."
In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis on pages 38-51, as well as the discussion regarding the Compensation Committee on page 22.
The shares represented by your proxy will be voted "FOR" the approval of the compensation paid to our named executive officers unless you specify otherwise.
VOTE REQUIRED AND BOARD RECOMMENDATION
Although the vote on the compensation paid to our named executive officers is non-binding, the resolution will be approved upon the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter.

Our Board of Directors recommends that you vote "FOR" the approval of the compensation paid to our named executive officers.

36	Acushnet Holdings Corp.	2022 Proxy Statement

ACUSHNET HOLDINGS CORP.

Special
SELECT
NEWPORT

Executive Compensation

Compensation Discussion and Analysis

INTRODUCTION	38
COMPONENTS OF OUR PROGRAM	41
INCENTIVES	43
BENEFITS AND PERQUISITES	47
SUMMARY COMPENSATION TABLE	53

Executive Compensation Compensation Discussion and Analysis

INTRODUCTION
This Compensation Discussion and Analysis is designed to explain our compensation philosophy and describe the decisions made by the Compensation Committee with respect to the fiscal 2021 compensation for each of our President and Chief Executive Officer ("CEO"), our Executive Vice President, Chief Financial Officer ("CFO") and Chief Accounting Officer ("CAO") and the three other most highly compensated executive officers who were serving as such as of December 31, 2021. These five executives are referred to in this Compensation Discussion and Analysis and accompanying tables as our named executive officers:

Name	Title

David Maher	President and Chief Executive Officer
Thomas Pacheco	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Mary Louise Bohn	President - Titleist Golf Balls
Steven Pelisek	President - Titleist Golf Clubs
Christopher Lindner	President - FootJoy
IMPACT OF THE COVID-19 PANDEMIC
In 2020, following an initial easing of restrictions related to COVID-19, the game of golf experienced a surge in rounds of play around the world, which resulted in increased demand for our products. On a Company-wide basis, we quickly began to experience demand pressures across all brands and product categories. During 2021, rounds of play remained high and we continued to see increased demand for our products, leading to increased sales volumes across all reportable segments. We anticipate that rounds of golf played will remain resilient and establish a new normal as vaccinations increase, workplaces evolve and other entertainment activities continue to resume a more normal cadence.
However, some of the challenges experienced in 2020 related to our supply chain and our ability to service our trade partners and golfers continued into 2021. The Compensation Committee took these factors and challenges into account when setting the Adjusted EBITDA performance goals for our 2021 annual cash incentive plan, as described under "Annual Cash Incentives" below.
The Company has continued to benefit from the commitment of our associates, PGA professionals and golf course operators who have worked tirelessly to provide a safe and fun experience since the earliest days of the COVID-19 pandemic. In particular, our associates' heightened commitment to safety, product quality and customer care served us well during the pandemic and as we continue to respond to strong demand across the Acushnet portfolio. For more information on the health and safety initiatives we maintain for our associates, please see "Corporate Social Responsibility—Employee Safety, Health and Wellness" above.
EXECUTIVE COMPENSATION GOVERNANCE PRACTICES AND PRINCIPLES
Our executive compensation program, similar to our compensation program for employees generally, is aligned with our business strategy and culture. The key priorities of our executive compensation program are to attract, motivate and retain world class talent to drive Acushnet Company's success while stewarding golf's leading performance and quality brands. We have designed our

38	Acushnet Holdings Corp.	2022 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION

executive compensation program to align the compensation actually earned by our named executive officers with our performance by competitively rewarding good performance and more aggressively rewarding superior performance.
A key objective of our executive compensation program is to provide an opportunity for total compensation (consisting of base salary, annual cash incentive compensation and long-term incentive compensation) that:
•aligns the interests of management with those of our stockholders;
•attracts, retains and motivates top-tier talent;
•promotes desired behavior without encouraging unnecessary and excessive risk; and
•rewards executives for superior performance when compared to the market and our competitors.
In establishing the mix of the elements of, and determining appropriate levels for, our executive compensation program, we are generally guided by the following principles:
•Compensation levels should be sufficiently competitive to attract and retain the executive talent needed to achieve and maintain a leadership position in the markets in which the Company competes.
The Compensation Committee does not formulaically target or position executive compensation at a specific percentile relative to market data, but seeks to set compensation at a competitive level with similar positions at comparable companies. As most of the Company’s direct competitors do not publicly report their compensation practices, in addition to considering the compensation practices of our peer group companies listed in "Resources Guiding Compensation Decisions" below, the Compensation Committee also reviews available compensation data provided by the Compensation Committee's independent compensation consultant, Pearl Meyer, from a broader range of companies in comparable industries and of comparable size (measured by revenue and enterprise value) and business operations. Executive officer compensation is then compared to that of executives holding similar positions in this composite market group, consisting of peer group and other market data.
•A significant portion of total compensation should be tied to Company performance.
Annual cash incentive and long-term incentive compensation represent a significant majority of each named executive officer’s compensation opportunity and are tied directly to Company performance. Under the Company’s compensation plans, performance above target goals results in compensation above target levels, and performance below target goals results in compensation below target levels.
•Compensation should reflect each executive's position, responsibility and experience, and performance-based compensation should comprise a greater proportion of total compensation for senior positions.
Total compensation should generally increase with each executive's level of responsibility and experience. A greater percentage of total compensation should be performance-based and, therefore, placed at risk as position and responsibility increase. Accordingly, our named executive officers, who have greater roles and responsibility for achieving the Company’s performance goals, bear a greater proportion of the risk that those goals are not achieved and receive a greater proportion of the reward if those goals are met or surpassed.
•Incentive compensation should strike a balance between rewarding short-term and long-term performance.
The Company’s executive compensation program focuses management on achieving strong annual performance in a manner that is intended to support the Company’s long-term success and profitability. Accordingly, the Company offers competitive annual cash incentives, while placing a greater emphasis on long-term incentives to further align management and stockholder interests. The Company also pays incentive compensation based upon the achievement of Company goals rather than individual business unit goals to encourage decision making that is in the best interests of the Company as a whole, rather than any business unit in particular.

2022 Proxy Statement	Acushnet Holdings Corp.	39

EXECUTIVE COMPENSATION	TABLE OF CONTENTS

ROLE OF THE COMPENSATION COMMITTEE, THE BOARD AND EXECUTIVES IN COMPENSATION DECISIONS
The Compensation Committee seeks to implement an executive compensation program that reflects the business priorities of the Company and is designed to attract, motivate and retain top-level executives and that is also aligned with short- and long-term value creation. The Compensation Committee is responsible for overseeing all aspects of our executive compensation program, including determining and approving base salaries, annual incentive compensation, long-term incentive compensation and other benefits provided to the named executive officers. Specific decisions made by our Compensation Committee with respect to the compensation of our named executive officers for 2021, as described in more detail below, were also generally ratified by the full Board.
The Compensation Committee considers executive compensation matters with input and recommendations from Pearl Meyer, as well as from the Company's President and CEO and its Executive Vice President and Chief People Officer (other than with respect to their own compensation). The Company’s Executive Vice President, CFO and CAO and other members of senior management also participate in setting the Company’s business plan that informs the short- and long-term performance targets established by the Compensation Committee for use in the Company’s annual cash and long-term incentive programs.
SAY ON PAY VOTE OUTCOME AND STOCKHOLDER ENGAGEMENT
As part of its review of the Company’s executive compensation program, the Compensation Committee also considered the results of the advisory vote of stockholders regarding executive compensation taken at the Company’s 2021 Annual Meeting of Stockholders, where over 99% of those shares voted supported our compensation practices.
Based on this strong level of support and its review of our program, the Compensation Committee determined that the Company’s executive compensation program continued to be aligned with the Company's overall business strategy and supported our philosophy of rewarding good performance and more aggressively rewarding superior company performance.
Additional information concerning the responsibilities of the Compensation Committee is set forth in “Information About our Board of Directors and Corporate Governance-Board Leadership Structure-Committees of our Board of Directors-Compensation Committee” above.
RESOURCES GUIDING COMPENSATIONS DECISIONS
Named executive officer compensation for 2021 was set using the following references:

Internal References	External References

•Historical company and individual performance	•Direct competitor and peer group pay data
•Business strategy and outlook	•Industry/broader market survey pay data
•Position criticality and demand	•Performance compared to competitors/market

Certain references can be given more weight than others, depending on the nature of the decision being made.
Most of the Company’s direct competitors are not stand-alone publicly traded companies; rather, they are part of larger corporate conglomerates and/or are privately held. Thus, it can be difficult to obtain meaningful specific comparative data on their golf businesses. In addition, the Company often competes for executive talent with companies outside the golf industry. As a result, in considering compensation decisions for our named executive officers, the Compensation Committee considers composite market group information that includes both compensation levels for executives in similar positions at our peer group companies and other companies of similar size, sector and business profile, even if in different industries.

40	Acushnet Holdings Corp.	2022 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION

The Compensation Committee has engaged Pearl Meyer as its independent outside compensation consultant to provide advice about whether the Company’s compensation program is generally consistent with the Company’s guiding principles and continues to be aligned with stockholder interests and with evolving best practices. Pearl Meyer representatives report directly to the Compensation Committee, generally attend each Compensation Committee meeting and have assisted the Compensation Committee in an assessment of comparative market data and compensation trends relevant to the setting of the Company’s compensation levels for 2021 and beyond.
The Company’s peer group is reviewed periodically, with input from Pearl Meyer, and updated as appropriate to ensure that the companies in the peer group continue to serve as a reasonable source of comparison for compensation purposes. The Compensation Committee has responsibility for formally reviewing and approving the peer group companies. The Company’s peer group, as determined by the Compensation Committee, for purposes of 2021 executive compensation decisions consisted of the following 14 companies:

Callaway Golf Company	G III Apparel Group	Steve Madden
Crocs, Inc.	Helen of Troy	Tempur Sealy International
Deckers Outdoor Corp.	Kontoor Brands, Inc.	Vista Outdoor Inc.
Energizer Holdings, Inc.	La-Z-Boy Incorporated	Wolverine Worldwide
Fossil Group, Inc.	Oxford Industries, Inc.

The Compensation Committee again reviewed the peer group in July 2021 in preparation for the 2021/2022 executive compensation review and decided to remove Fossil Group, Inc. from the peer group for purposes of 2022 executive compensation decisions, as it no longer fit the Company's peer group criteria.
COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
The 2021 executive compensation program consists of base salary and annual cash incentives, together with equity compensation for each named executive officer, which was granted in the form of restricted stock units ("RSUs") and performance stock units ("PSUs"). These equity grants were intended to motivate performance for 2021, 2022 and 2023.
Each element of compensation, discussed further below, is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation. The amount of total compensation intended to come from each element varies with an executive’s position, level of responsibility, experience and demand for the position, and reflects the principles that total compensation should increase with position, responsibility and experience and that a greater percentage of an executive’s total compensation should be tied to corporate performance, and therefore be at risk, as an executive’s position and responsibilities increase.

2022 Proxy Statement	Acushnet Holdings Corp.	41

EXECUTIVE COMPENSATION	TABLE OF CONTENTS

Element of Pay	Summary	Purpose

Base Salary	Fixed compensation provided for service in a particular role	Provide a secure form of income for executives
Annual Cash Incentive	Adjusted EBITDA(1) based incentive plan	Incentivize achievement of the annual operating plan
RSUs	Time-based equity awards	Retain executives over the long-term and align management and stockholder interests
PSUs	Performance-based equity awards that vest upon the achievement of operating income and return on invested capital metrics	Motivate executives to achieve superior business results that focus on profitability and the effective use of capital and also align management and stockholder interests
Other
Retirement benefits provided through a 401(k) Plan participant match, and limited perquisites, which may include reimbursement of country club dues, financial planning services, and golf equipment, gear and wear
Encourage retirement savings and enhance visibility of the Company's brands in the golf industry
(1)“Adjusted EBITDA” represents net income (loss) attributable to Acushnet Holdings Corp. adjusted as described in Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations) of our Annual Report on Form 10-K for the year ended December 31, 2021.
Consistent with the Company’s compensation philosophy, the 2021 executive compensation program incorporated a balance of guaranteed and at-risk compensation. Set forth below is a more detailed description of each of the elements of the 2021 executive compensation program. More detailed information concerning the compensation paid to the named executive officers for 2021 is set forth in the compensation tables and related footnotes and narrative disclosure following this Compensation Discussion and Analysis.
BASE SALARY
Base salaries serve as the guaranteed cash portion of an executive’s total compensation. Base salary is intended to compensate each named executive officer for performing his or her job responsibilities on a day-to-day basis. Each named executive officer’s base salary is set at a competitive level based upon the named executive officer’s experience, position and scope of responsibility. In setting an executive’s base salary, the Compensation Committee considers the complexity of the individual's job requirements, the performance expectations associated with the position and market data as described above, as well as each named executive officer’s base salary relative to the Company's other executive officers. The Compensation Committee reviews base salaries annually and makes adjustments as appropriate in light of individual performance as well as any changes in the nature or scope of a named executive officer’s duties and/or the competitive marketplace.
Based on this review, the Compensation Committee increased the 2021 base salaries for Messrs. Maher and Pacheco by approximately 11% to align their salaries more closely with the base salaries of executives holding similar positions at companies within our composite market group. Ms. Bohn and Messrs. Pelisek and Lindner received merit increases in base salary for 2021 of 3% to set each of their base salaries at $515,000.

42	Acushnet Holdings Corp.	2022 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION

The base salary for each of the named executive officers at the end of 2021 was as follows:

Name	2021 Base Salary ($)

David Maher	1,000,000
Thomas Pacheco	525,000
Mary Louise Bohn	515,000
Steven Pelisek	515,000
Christopher Lindner	515,000

ANNUAL CASH INCENTIVES
In addition to receiving a base salary, each named executive officer has the opportunity to earn an annual cash incentive, which serves as the short-term incentive compensation element of our executive compensation program. As noted above, the annual cash incentive payment is based upon the Company’s Adjusted EBITDA achieved for the fiscal year and is intended to incentivize our named executive officers to drive a high level of corporate performance and execute the Company's annual business plan. The Compensation Committee chose Adjusted EBITDA as the metric for our annual cash incentives because it is an important measure of the Company's financial performance and rewards increased Company profitability. In addition, this metric provides a consistent measure that is well understood by our employees and is the primary metric used in our credit facility and in the development of our strategic plans.
Annual Cash Incentive Opportunity
For 2021, annual cash incentive opportunities for the named executive officers were dependent upon the Company achieving certain Adjusted EBITDA targets, with correspondingly higher incentive payouts for stronger performance, up to a maximum award level.

	Threshold (50%)	Target (100%)	Maximum (200%)

Adjusted EBITDA	$214.2M	$238.0M	$261.8M
Percentage of target	90%	100%	110%
Payout opportunity (as a % of target)	50%	100%	200%
If the Company’s Adjusted EBITDA results are between threshold and target levels, or between target and maximum levels, straight line interpolation is used to determine the percentage of the incentive target that is achieved.
When setting the threshold, target and maximum levels of the Adjusted EBITDA performance goal for 2021, the Compensation Committee considered the Company’s performance in 2020, the Company’s 2021 operational goals, the competitive climate in the marketplace and the potential positive and negative effects of the COVID-19 pandemic on the Company's performance, and established performance targets that represented an increase over the 2020 Adjusted EBITDA result. Additionally, the ranges between the 2021 Adjusted EBITDA threshold and target, and target and maximum, were expanded from 2020 Adjusted EBITDA ranges in order to reflect the volatility in the external market. Each named executive officer's incentive target was set as a percentage of base salary, reflecting his or her position, responsibility and experience, and was set to be competitive with the cash

2022 Proxy Statement	Acushnet Holdings Corp.	43

EXECUTIVE COMPENSATION	TABLE OF CONTENTS

bonus and total compensation of similarly positioned executives of comparable companies. The 2021 incentive target, as a percentage of base salary, for all of our named executive officers was increased by five percent from their respective 2020 incentive targets, based on the Compensation Committee's determination that this change would further align their annual incentive opportunity with that of comparable positions within our composite market group.
Each year, the Compensation Committee evaluates the potential annual cash incentive opportunities that could be earned by each of the named executive officers based on achievement of the threshold, target and maximum levels of the Adjusted EBITDA performance goal established by the Compensation Committee, as well as the Company's most recent achievement levels for annual cash incentive awards, in order to ensure that the annual cash incentive program continues to be aligned with the Company's general compensation principles discussed above. The chart below lists the annual cash incentive performance pay out percentages from 2017 through 2020:

2020	2019	2018	2017

121.0%	96.0%	105.3%	90.6%

Incentive targets for 2021 for each of the named executive officers were as follows:

Name	Targeted % of Base Salary (%)	Base Salary ($)	Target Incentive ($)

David Maher	105	1,000,000	1,050,000
Thomas Pacheco	65	525,000	341,250
Mary Louise Bohn	60	515,000	309,000
Steven Pelisek	60	515,000	309,000
Christopher Lindner	60	515,000	309,000

44	Acushnet Holdings Corp.	2022 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION

Actual 2021 Annual Cash Incentive Payout
The Company achieved 2021 Adjusted EBITDA(1) of $328.3 million. This superior performance resulted in an achievement level of 200% of the incentive target for each of the named executive officers. The Compensation Committee determined that these payouts were appropriate and did not exercise any positive or negative discretion with respect to the 2021 incentive program payouts, which are set forth in the table below.

Name	Incentive Target ($)	Achievement Level (%)	Incentive Payout ($)

David Maher	1,050,000	200.0	2,100,000
Thomas Pacheco	341,250	200.0	682,500
Mary Louise Bohn	309,000	200.0	618,000
Steven Pelisek	309,000	200.0	618,000
Christopher Lindner	309,000	200.0	618,000
(1)    See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Key Performance Measures,” Item 7 of Part II in our Annual Report on Form 10-K for the year ended December 31, 2021, for a reconciliation of Adjusted EBITDA to net income attributable to Acushnet Holdings Corp., the most directly comparable GAAP financial measure.
LONG-TERM INCENTIVES
2019-2021 PSUs. Consistent with its compensation philosophy of aligning executive compensation with the Company’s long-term performance, the Compensation Committee granted PSUs in 2019 to the named executive officers employed by the Company at that time because it believed such grants incentivized the named executive officers to execute the Company's three-year strategic plan.
The PSUs granted in 2019 vested on December 31, 2021 and were earned based on the Company's achievement of predetermined performance metrics. Fifty percent (50%) of these PSU awards were eligible to be earned based on the Company's achievement of certain three-year cumulative adjusted operating income goals and fifty percent (50%) were eligible to be earned based on the Company's three-year average return on invested capital. The Compensation Committee chose adjusted operating income because it measured how profitably management operated the Company over the three-year performance period and was distinct from the profitability metric (Adjusted EBITDA) used in the Company's annual cash incentive plan and chose return on invested capital because it measured the efficiency of the Company's deployment of capital. The Company's achievement against these two performance metrics, and the resulting percentages of PSUs that became earned based on these results, are set forth below.
2019-2021 PSU GOALS AND RESULTS

	Adjusted Operating Income ($) (1)	Payout (%)	Return on Invested Capital (%)	Payout (%)	Combined

Threshold	520M	50	8	50
Target	573M	100	9	100
Max	625M	200	11	200
Achievement	627.125M	200	11	200	200

2022 Proxy Statement	Acushnet Holdings Corp.	45

EXECUTIVE COMPENSATION	TABLE OF CONTENTS

(1)    Adjusted Operating Income was calculated by excluding M&A transaction, restructuring and impairment expenses from the Company's income from operations for 2019, 2020 and 2021, as reported in the Company's audited financial statements.
The actual number of PSUs earned by our named executive officers is equal to the target award opportunity for each individual multiplied by the payout percentage of 200% for the three-year cycle, as shown below:

Name	2019 PSU Target Award (in shares) (#)	DERs Issued(1) (#)	Performance Factor (%)	Earned PSUs (in shares) (#)

David Maher	79,251	4,362	200	167,227
Thomas Pacheco	15,339	—	200	30,678
Mary Louise Bohn	20,452	1,126	200	43,155
Steven Pelisek	20,452	—	200	40,904
Christopher Lindner	20,452	—	200	40,904
(1)    Shares reported include dividend equivalent rights on earned shares deferred by Mr. Maher and Ms. Bohn, pursuant to the Company's Employee Deferral Plan. Dividend equivalents were paid in cash for officers who elected not to defer the underlying shares subject to the PSUs. See "Compensation Discussion and Analysis-Components of our Executive Compensation Program-Deferred Compensation" below.
2021 RSU and PSU Grants. Consistent with its compensation philosophy, in 2021 the Compensation Committee granted a substantial portion of each named executive officer's total compensation in the form of long-term, stock-based, incentive compensation, as a means of aligning the interests of the named executive officers with those of the Company's stockholders. In addition, within the Company's long-term incentive compensation framework, the Compensation Committee continued to place a greater portion of the named executive officers' long-term compensation "at risk" in the form of PSUs, with the intent of ensuring that above-market compensation required above-market performance. Sixty percent (60%) of each named executive officer's long-term incentive grant value (at target) was issued in the form of PSUs, with the remaining forty percent (40%) in the form of RSUs. The RSUs vest ratably over a three-year period, generally subject to the named executive officer's continued employment with the Company through each vesting date, and the PSUs will cliff-vest after three years, generally subject to the named executive officer's continued employment with the Company and the Company's achievement of predetermined performance metrics. As with previous PSU grants, fifty percent (50%) of the PSU awards are eligible to be earned based on the Company's achievement of certain three-year cumulative adjusted operating income goals and fifty percent (50%) are eligible to be earned based on the Company's three-year average return on invested capital. The Compensation Committee's current intention is to make long-term incentive grants annually.
In determining the target value of the RSUs and PSUs, the Compensation Committee worked with Pearl Meyer to review each named executive officer's total compensation in relation to comparative composite market group data and the Company's desire to link named executive officer compensation to stockholder return. Based on these considerations, the Compensation Committee established an annual target value for each executive officer's long-term incentive grants that was intended to appropriately incentivize the named executive officer to help the Company achieve and maintain its leadership position in the markets in which we compete, resulting in an increase in the long-term incentive annual target values for Messrs. Maher and Pacheco by approximately 6% and 7%, respectively. The target number of shares underlying the RSU and PSU awards was determined by reference to the fair value of our common stock as of the date the Compensation Committee approved the grants.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION

2021 LONG-TERM INCENTIVE GRANTS

Name and Award Type	Grant Date	Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards at Target ($)

David Maher	—	—	—
RSU	2/16/2021	30,865	1,400,036
PSU	2/16/2021	46,297	2,100,032
Thomas Pacheco	—	—	—
RSU	2/16/2021	6,614	300,011
PSU	2/16/2021	9,921	450,017
Mary Louise Bohn	—	—	—
RSU	2/16/2021	7,055	320,015
PSU	2/16/2021	10,583	480,045
Steven Pelisek	—	—	—
RSU	2/16/2021	7,055	320,015
PSU	2/16/2021	10,583	480,045
Christopher Lindner	—	—	—
RSU	2/16/2021	7,055	320,015
PSU	2/16/2021	10,583	480,045
BENEFITS AND PERQUISITES
The named executive officers receive various benefits in order to enhance their productivity, provide for healthcare needs and encourage work/life balance. In addition to providing the named executive officers with the same broad-based health and welfare benefits made available to our employees generally, including health, dental and vision coverage, coverage under various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance, as well as paid time off, the Company also provides the named executive officers with financial planning services, subsidized country club memberships and a limited amount of the Company's golf equipment, gear and wear, in each case, consistent with the Company's position as a leader in the golf industry.
The Company from time to time provides other benefits to employees or officers as a group or to an individual officer as warranted, including, for example, in connection with executive relocations. See the “Summary Compensation Table” and related footnotes below for additional information about the value of benefits and perquisites provided to our named executive officers in 2021.
Retirement Plans
The Company maintains a qualified defined benefit pension plan, a nonqualified defined benefit pension plan and a qualified defined contribution plan that provide for the payment of retirement benefits to participants. After meeting certain requirements, a participant acquires a vested right to benefits under these plans.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS

Pension Plan
The Company has historically provided retirement plan benefits to its employees under the Acushnet Company Pension Plan (the “Pension Plan”). The Pension Plan is a qualified defined benefit pension plan that provides retirement benefits commencing on the participant’s normal retirement date, which is the first day of the calendar month coincident with or next following a participant’s 65th birthday, based on participant earnings. Each of our named executive officers, other than Messrs. Pacheco and Lindner (who both commenced employment after the Pension Plan was closed to new participants), is a participant in the Pension Plan and is fully vested in his or her benefits under the Pension Plan. Payouts under the Pension Plan are normally made in the form of a life annuity, unless another payment option is elected. Effective December 31, 2015, the Pension Plan was closed to new participants and benefit accruals ceased for members (1) who had not then attained 50 years of age and completed at least ten years of service or (2) who did not then have a combined age and years of service of 70 or more.
SERP
The Company also maintains a supplemental executive retirement plan (the “SERP”), which is an unfunded excess benefit plan that supplements the benefits payable under the Pension Plan. Each of our named executive officers, other than Messrs. Pacheco and Lindner, is a participant in the SERP and is fully vested in his or her benefits under the SERP. Benefits payable under the SERP are generally paid to participants in a lump sum during the 60-day period following the participant’s retirement date, subject to any delay required under applicable tax rules. Effective December 31, 2015, the SERP was amended to cease benefit accruals for participants (1) who had not then attained 50 years of age and completed at least ten years of service or (2) who did not then have a combined age and years of service of 70 or more. Additionally, the Company has established and partially funded a rabbi trust to provide a source of funds for benefits payable from the SERP.
Defined Contribution Plan
The Acushnet Company 401(k) Plan (the “401(k) Plan”) allows participants to defer a portion of their compensation into the 401(k) Plan, with the Company providing a matching contribution on such deferrals up to 3.5% of the participant’s eligible compensation for those who are eligible to participate in the Pension Plan and 6.0% for those who are not eligible to participate in the Pension Plan. Each of our named executive officers participates in the 401(k) Plan.
RETIREE HEALTH BENEFITS
The Company maintains a retiree medical health plan, which provides medical coverage to employees who retire directly from the Company, have achieved the age of 55, have completed 10 or more years of service and were hired prior to January 1, 2004. The costs under this plan are shared between the Company and the retiree with the costs split based on years of service and date of retirement. This split is specific to each retiree and does not change over time. Under the plan, retirees and their spouses under age 65 are eligible for the same medical and dental plans available to active employees and retirees age 65 and over are eligible for retiree-specific plans. Each of Ms. Bohn and Mr. Pelisek is eligible for the retiree medical plan, and Mr. Maher will become eligible when he reaches 55 years of age. Messrs. Pacheco and Lindner are not eligible for the program, based on their dates of hire.
DEFERRED COMPENSATION
The Company established the Excess Deferral Plan II (“EDP”) in 2005 for the purpose of providing deferred compensation for a select group of management or highly compensated employees, including Ms. Bohn and Messrs. Maher and Pelisek. Our other named executive officers were either not participants in, or eligible for, the EDP. As of July 29, 2011, in connection with a prior sale of the Company, all Company matching contributions and employee contributions to the plan were frozen and employee salary and incentive deferral accounts were distributed. All that remains in the EDP is the portion of participants’ accounts attributable to Company matching credits to the plan made prior to July 29, 2011. See “-Nonqualified Deferred Compensation for 2021” below for information relating to the EDP accounts of our named executive officers.
In December 2017, the Company established the Employee Deferral Plan, a nonqualified deferred compensation plan, for the purpose of allowing eligible participants, including the named executive officers, to elect to defer the receipt of all or any portion of shares of our common stock issuable upon the vesting of PSUs and RSUs under the Acushnet Holdings Corp. 2015 Omnibus

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Incentive Plan (the "Equity Plan"). Participants who elect to defer PSUs and RSUs will be credited with dividend equivalent rights with respect to their deferred PSUs and RSUs to the extent the Company pays an ordinary cash dividend on our common stock. Mr. Maher and Ms. Bohn elected to defer the receipt of shares under RSU awards that began to vest following the conclusion of the 2018 fiscal year, as well as shares under PSU awards that were earned based on Company performance for the three-year period ending December 31, 2021, and Mr. Pacheco elected to defer the receipt of shares under RSU awards that began to vest following the conclusion of the 2019 fiscal year, as further detailed below in “-Outstanding Equity Awards as of December 31, 2021.”
SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS
Executive Severance Plan
In 2021, all of our named executive officers except for Mr. Maher were eligible for severance benefits under the Acushnet Executive Severance Plan (the “Executive Severance Plan”) upon a termination of the executive’s employment, except in the event of a termination due to the named executive officer’s resignation (other than a voluntarily termination because his or her job location has been relocated more than 35 miles from the named executive officer’s former job location, for which severance benefits are payable), retirement, death, disability or cause. See “-Potential Payments Upon Termination or Change in Control” below for information relating to the severance payable to our named executive officers under the Executive Severance Plan. Mr. Maher’s severance and change in control entitlements are set forth in the CEO Agreement (as defined below).
During the first quarter of 2019, the Executive Severance Plan was amended and restated to provide for (among other updates) a reduction in the amount of base salary and target bonus to be paid to a covered executive upon a qualifying termination of employment. The provisions of the amended plan, which were effective January 1, 2019, apply to those executives hired as, or promoted to, an executive officer on or after the effective date, including Mr. Pacheco.
EXECUTIVE AGREEMENTS
In connection with Mr. Maher’s promotion to President and CEO, effective January 1, 2018, the Company and Mr. Maher entered into an employment agreement, effective on this same date, setting forth the terms and conditions of his employment with the Company (the “CEO Agreement”).
Under the CEO Agreement, Mr. Maher’s base salary was set at $750,000 for 2018 and was increased in subsequent years (increased to $1,000,000 in 2021) and his target bonus under our annual cash incentive program was set at 100% of his base salary (subsequently increased to 105% in 2021). Mr. Maher also received an equity grant in the form of RSUs with a grant date fair value of $3,000,000, one-third of which vested on each of January 1, 2019, January 1, 2020 and January 1, 2021. In establishing the level of Mr. Maher’s compensation, the Compensation Committee reviewed executive pay, severance provisions and other executive employment agreement terms at our then peer companies as well as within our composite market group, with a focus on those companies that had internal CEO promotions in the last three years. Based on this review, the Compensation Committee set Mr. Maher’s overall compensation at a level that, in light of his promotion to President and CEO, was intended to appropriately incentivize him to help the Company achieve and maintain its leadership position in the markets in which we operate. Mr. Maher's severance entitlements under the CEO Agreement are described under "-Potential Payments Upon Termination or Change in Control" below.
STOCK OWNERSHIP POLICY
In April 2017, the Board adopted a stock ownership policy reflecting the Board’s belief that executives should accumulate a meaningful level of ownership in Company stock to align their interests with those of our stockholders. The policy (as amended thereafter) provides that our executive officers and non-employee directors are required to achieve and maintain minimum stock ownership amounts as follows:

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS

Position	Stock Ownership Requirement

Chief Executive Officer	6 times base salary
Other Section 16 Officers	3 times base salary
Non-Employee Directors	5 times annual cash retainer
Non-employee directors and executive officers subject to the policy must attain the required ownership amounts within five years from the later of (1) the date he or she first becomes subject to the stock ownership policy and (2) the date he or she begins service in his or her then-current office and may not sell any Company stock until his or her ownership level exceeds that described here. At the end of 2021, each of our named executive officers had either attained the required ownership amounts or had not yet been in service as a covered executive for the five-year period described above.
CLAWBACK POLICY
In addition to the provisions in the Equity Plan that allow for recoupment of incentive compensation in certain circumstances, the Company adopted a stand-alone clawback policy in 2018 that allows the Company to recoup improperly paid incentive compensation. More specifically, if, within three years following a material restatement of the Company's financial results, it is determined that incentive compensation would have been lower based on the restated financial results, the Compensation Committee or Board may seek to recover any such excess payments. Any determination by the Compensation Committee or Board would be without prejudice to other remedies the Company may have for the adjustment or recovery of compensation.
EXECUTIVE HEDGING AND PLEDGING POLICY
Our Company policies prohibit our executive officers, including our named executive officers, non-employee directors and employees from (i) trading in options, warrants, puts and calls or similar instruments on the Company’s securities or short-selling securities, (ii) engaging in any transactions that are designed to hedge or offset any decrease in the market value of the Company’s securities or (iii) without first obtaining pre-clearance from the Executive Vice President and Chief Legal Officer, pledging the Company’s securities as collateral for a loan, borrowing against any account in which the Company's securities are held or purchasing the Company’s securities on margin.
COMPENSATION RISK ASSESSMENT
The potential risks associated with the Company’s compensation programs were considered when these programs were established. It was the judgment of the Board that our compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company. Factors considered by the Board in reaching this judgment included that:
•the Company provides a competitive base salary, retirement and health benefits programs which are fixed amounts;
•the Company maintains caps on its management incentive compensation programs;
•the Company’s equity incentives vest over multiple years;
•the Company maintains stock ownership guidelines that facilitate ownership and alignment with stockholders;
•the Company sets performance thresholds that it believes are likely to be achieved, with greater performance requirements for target and maximum goals;
•incentive compensation results are interpolated between the goals such that once the Company achieves the threshold goal, a small incremental improvement in performance does not result in a large incremental compensation payout;

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•the Compensation Committee retains the right to make negative discretionary adjustments to certain incentive awards to the extent warranted; and
•the Compensation Committee has the right to cancel outstanding equity-based awards in certain circumstances.
TAX CONSIDERATIONS
As a result of federal tax legislation enacted in December 2017, compensation paid to certain of our executive officers in excess of $1 million will not generally be deductible unless it qualifies for transition relief applicable to certain arrangements and awards in place as of November 2, 2017 that are not materially modified after such date. The Compensation Committee believes its primary responsibility is to provide a compensation program that satisfies the objectives and principles described in this Compensation Discussion & Analysis and has approved and awarded, and may continue to approve or award, compensation that is not tax deductible or that is otherwise limited as to tax deductibility.

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Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company's Board of Directors:

Jennifer Estabrook, Chair
Gregory Hewett
Jan Singer
Steven Tishman

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Summary Compensation Table

The following table summarizes the compensation paid to or earned by the Company’s named executive officers. For a description of the components of the Company’s 2021 executive compensation program, see “Compensation Discussion and Analysis-Components of our Executive Compensation Program.”

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation($)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)

David Maher President and Chief Executive Officer	2021	1,000,000	—	3,500,068	2,100,000	1,444,372	47,785	(4)	8,092,225
	2020	900,000	—	3,300,025	1,089,000	1,448,812	55,912		6,793,749
	2019	800,000	—	3,100,035	768,000	1,917,469	43,873		5,909,377
Thomas Pacheco Executive Vice President, Chief Financial Officer and Chief Accounting Officer	2021	525,000	—	750,028	682,500	—	27,005	(5)	1,984,533
	2020	475,000	—	700,002	344,850	—	27,973		1,547,825
	2019	425,000	—	600,010	244,800	—	23,097		1,292,907
Mary Louise Bohn President - Titleist Golf Balls	2021	515,000	—	800,060	618,000	644,472	40,386	(6)	2,617,918
	2020	500,000	—	800,021	332,750	770,952	28,192		2,431,915
	2019	487,000	—	800,021	257,136	1,163,224	34,446		2,741,827
Steven Pelisek President - Titleist Golf Clubs	2021	515,000	—	800,060	618,000	635,883	21,211	(7)	2,590,154
	2020	500,000	—	800,021	332,750	612,962	21,212		2,266,945
	2019	484,000	—	800,021	255,552	791,709	20,247		2,351,529
Christopher Lindner President - FootJoy	2021	515,000	—	800,060	618,000	—	27,257	(8)	1,960,317
	2020	500,000	—	800,021	332,750	—	20,808		1,653,579
	2019	491,000	—	800,021	259,248	—	65,666		1,615,935
(1)Represents the aggregate grant date fair value of RSUs and PSUs granted to Ms. Bohn and Messrs. Maher, Pacheco, Pelisek and Lindner in 2021, 2020 and 2019, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”), without taking into account estimated forfeitures. The assumptions made when calculating the amounts for Ms. Bohn and Messrs. Maher, Pacheco, Pelisek and Lindner are found in Note 16 (Equity Incentive Plans) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Reports on Form 10-K for the years ended December 31, 2021, December 31, 2020 and December 31, 2019. Terms of the RSUs and PSUs granted in 2021 are summarized under “Compensation Discussion and Analysis-Long-Term Incentives” above. With respect to the PSU grants, the estimate of the grant date fair value determined in accordance with ASC Topic 718, which is based on the probable outcome as of the grant date, assumes vesting at target. Assuming the achievement of

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SUMMARY COMPENSATION	TABLE OF CONTENTS

maximum performance, the grant date fair value of the PSUs granted in 2021 for each of our named executive officers would be as follows: Mr. Maher ($4,200,064); Mr. Pacheco ($900,033); Ms. Bohn ($960,090); Mr. Pelisek ($960,090); and Mr. Lindner ($960,090).
(2)Represents the actual amounts earned under the Company’s annual cash incentive plan for each of the years presented. For additional information regarding our annual incentive plan, see “Compensation Discussion and Analysis-Components of our Executive Compensation Program-Annual Cash Incentives.”
(3)The values that appear in the table represent the change in the present value of the retirement benefits under the Pension Plan and the SERP. In general, these values can vary significantly from year to year as a result of changes in the actuarial assumptions that are used to prepare the Company's consolidated financial statements, as well as increases in a participant's pensionable pay and/or his or her receipt of additional years of service credit. For more information about the Pension Plan and the SERP, see "Pension Benefits for 2021" below.
(4)Includes compensation for unused accrued vacation; 401(k) employer match of $9,113; payments for financial planning services; annual reimbursement for country club dues; and Company golf equipment, gear and wear.
(5)Includes compensation for 401(k) employer match of $17,400; annual reimbursement for country club dues; and Company golf equipment, gear and wear.
(6)Includes compensation for unused accrued vacation; 401(k) employer match of $10,150; payments for financial planning services; annual reimbursement for country club dues; and Company golf equipment, gear and wear.
(7)Includes compensation for 401(k) employer match of $10,150; annual reimbursement for country club dues, Company golf equipment, gear and wear; and remote work reimbursements.
(8)Includes compensation for 401(k) employer match of $15,057; annual reimbursement for country club dues; and Company golf equipment, gear and wear.
Other than the CEO Agreement with Mr. Maher, the Company has not entered into any employment agreements with the named executive officers. Each named executive officer participates in the 401(k) Plan and each named executive officer, other than Messrs. Pacheco and Lindner, is entitled to vested benefits under the Pension Plan and SERP. Messrs. Pacheco and Lindner are not eligible to participate in the Pension Plan or the SERP based on their dates of hire. For additional information concerning our retirement programs, see “Compensation Discussion and Analysis-Retirement Plans.”

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Grants of Plan-Based Awards in 2021

The following table sets forth certain information with respect to our annual cash incentive program awards, as well as the equity grants made to each of the named executive officers during 2021.

Name and Award Type	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold	Target	Maximum	Threshold	Target	Maximum

David Maher	—		525,000	1,050,000	2,100,000	—	—	—	—	—
	2/16/2021	(2)	—	—	—	—	—	—	30,865	1,400,036
	2/16/2021	(3)	—	—	—	23,149	46,297	92,594	—	2,100,032
Thomas Pacheco	—		170,625	341,250	682,500	—	—	—	—	—
	2/16/2021	(2)	—	—	—	—	—	—	6,614	300,011
	2/16/2021	(3)	—	—	—	4,961	9,921	19,842	—	450,017
Mary Louise Bohn	—		154,500	309,000	618,000	—	—	—	—	—
	2/16/2021	(2)	—	—	—	—	—	—	7,055	320,015
	2/16/2021	(3)	—	—	—	5,292	10,583	21,166	—	480,045
Steven Pelisek	—		154,500	309,000	618,000	—	—	—	—	—
	2/16/2021	(2)	—	—	—	—	—	—	7,055	320,015
	2/16/2021	(3)	—	—	—	5,292	10,583	21,166	—	480,045
Christopher Lindner	—		154,500	309,000	618,000	—	—	—	—	—
	2/16/2021	(2)	—	—	—	—	—	—	7,055	320,015
	2/16/2021	(3)	—	—	—	5,292	10,583	21,166	—	480,045
(1)Represents award opportunities under our annual cash incentive program. As described above under “Compensation Discussion and Analysis-Annual Cash Incentives,” actual payments under our annual cash incentive program are based upon the level of Adjusted EBITDA that the Company achieved for 2021.  For 2021, the Company achieved Adjusted EBITDA of $328.8 million, which resulted in an achievement level of 200% of the incentive target for each of the named executive officers.
(2)Represents the grant date fair value of RSUs granted to our named executive officers computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. One-third of the RSUs vested on February 16, 2022 and the remaining RSUs will vest as to one-third of the shares subject to the award on each of February 16, 2023 and February 16, 2024, generally subject to continued employment with the Company on each vesting date.
(3)On February 16, 2021, our named executive officers received grants of PSUs, all of which will vest on February 16, 2024, generally subject to the achievement of adjusted operating income and average return on invested capital goals and continued employment with the Company on each vesting date. The grant date fair value reflects the number of shares of our Common Stock issuable under our PSUs assuming achievement at the target level of performance. See footnote (1) to the Summary Compensation Table.

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Outstanding Equity Awards as of December 31, 2021

		Stock Awards(1)
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)

David Maher	February 16, 2021	31,165	1,654,238	—	—
	February 16, 2021	—	—	93,496	4,962,768
	February 28, 2020	35,732	1,896,655	—	—
	February 28, 2020	—	—	160,795	8,534,999
Thomas Pacheco	February 16, 2021	6,706	355,954	—	—
	February 16, 2021	—	—	20,118	1,067,863
	February 28, 2020	7,578	402,240	—	—
	February 28, 2020	—	—	34,107	1,810,400
Mary Louise Bohn	February 16, 2021	7,153	379,681	—	—
	February 16, 2021	—	—	21,460	1,139,097
	February 28, 2020	8,661	459,726	—	—
	February 28, 2020	—	—	38,981	2,069,111
Steven Pelisek	February 16, 2021	7,055	374,479	—	—
	February 16, 2021	—	—	21,166	1,123,491
	February 28, 2020	8,382	444,917	—	—
	February 28, 2020	—	—	37,722	2,002,284
Christopher Lindner	February 16, 2021	7,055	374,479	—	—
	February 16, 2021	—	—	21,166	1,123,491
	February 28, 2020	8,382	444,917	—	—
	February 28, 2020	—	—	37,722	2,002,284
(1)Represents the RSUs and PSUs granted to our named executive officers in 2021 and 2020. Please see footnotes 2 and 3 to the "Grants of Plan-Based Awards in 2021" table above for a description of the vesting terms applicable to the RSU and PSU awards granted in 2021 to the

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named executive officers, including the dates on which such awards are scheduled to vest. One-third of the RSUs granted to our named executive officers in 2020 vested on February 28, 2021, an additional one-third of the RSUs subsequently vested on February 28, 2022 and the remaining RSUs will vest on February 28, 2023, generally subject to continued employment with the Company on the vesting date. Shares reported include dividend equivalent rights on shares deferred by Mr. Maher and Ms. Bohn, pursuant to the Company's Employee Deferral Plan. See "Compensation Discussion and Analysis-Components of our Executive Compensation Program-Deferred Compensation" above.
(2)Values determined based on the closing market price of our common stock on December 31, 2021, the last trading day of 2021, of $53.08.
(3)Reflects the number of shares of our Common Stock issuable under our PSUs assuming achievement at the maximum level of performance for these units. The maximum level of performance is reported for PSUs because the Company's performance from the beginning of the applicable performance periods (January 1, 2020 through December 31, 2022 and January 1, 2021 through December 31, 2023), measured against the applicable performance goals, was expected to be greater than the target level of performance.

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Stock Vested in 2021

The following table sets forth information regarding the vesting of RSUs during 2021 for the named executive officers.

		Stock Awards
Name	Grant Date	Number of RSU Shares Acquired on Vesting(1) (#)	RSU Share Value Realized on Vesting(2) ($)	Number of PSU Shares Acquired on Vesting(1) (#)	PSU Share Value Realized on Vesting(2) ($)

David Maher	January 2, 2018	52,463(3)	2,156,146
	February 14, 2019	19,072(3)	1,009,687
	February 14, 2019			167,227	8,876,384
	February 28, 2020	17,856(3)	763,458
Thomas Pacheco	February 14, 2019	3,409	144,439
	February 14, 2019			30,678	1,286,942
	February 28, 2020	3,789(3)	161,995
Mary Louise Bohn	February 14, 2019	4,923(3)	260,600
	February 14, 2019			43,155	2,290,690
	February 28, 2020	4,330(3)	185,136
Steven Pelisek	February 14, 2019	4,545	192,572
	February 14, 2019			40,904	1,715,922
	February 28, 2020	4,192	175,854
Christopher Lindner	March 26, 2018	4,049	179,330
	February 14, 2019	4,545	192,572
	February 14, 2019			40,904	1,715,922
	February 28, 2020	4,192	175,854
(1)    Reflects the number of whole shares acquired by the named executive officers under RSUs and PSUs granted on the grant dates listed above. Fractional shares were paid to the named executive officers in cash in accordance with award terms.
(2)    Values determined based on the closing market price of our common stock on the settlement date multiplied by the number of shares vesting, except for Mr. Maher's January 2, 2018, February 14, 2019 and February 28, 2020 grants and Ms. Bohn's February 14, 2019 and February 28, 2020 grants, which were valued based on the closing market price of our common stock on the vesting date multiplied by the number of shares vesting. The receipt of shares deliverable under these awards was deferred pursuant to the Company's Employee Deferral Plan. See "Compensation Discussion and Analysis-Components of our Executive Compensation Program-Deferred Compensation" above.

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(3)     These amounts reflect vested shares in respect of Mr. Maher's January 2, 2018, February 14, 2019 and February 28, 2020 RSU grants, Mr. Pacheco's February 28, 2020 RSU grant and Ms. Bohn's February 14, 2019 and February 28, 2020 RSU grants, in each case together with dividend equivalents that have been credited on such vested shares, that have been deferred under the Company's Employee Deferral Plan until sixty days after the executive's separation from service with the Company. These deferred amounts are included in "Nonqualified Deferred Compensation for 2021" below and further described in "Compensation Discussion and Analysis-Components of our Executive Compensation Program-Deferred Compensation" above.

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Pension Benefits for 2021

The following table shows, as of December 31, 2021, each named executive officer’s years of credited service, present value of accumulated benefit and benefits received, if any, under the Company’s Pension Plan and the SERP.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year

David Maher	Acushnet Company Pension Plan	30.67	762,838	—
	Acushnet Company Supplemental Retirement Plan	30.67	4,648,021	—
Thomas Pacheco	Acushnet Company Pension Plan	—	—	—
	Acushnet Supplemental Executive Retirement Plan	—	—	—
Mary Louise Bohn	Acushnet Company Pension Plan	35.00	1,395,161	—
	Acushnet Supplemental Executive Retirement Plan	35.00	3,536,263	—
Steven Pelisek	Acushnet Company Pension Plan	27.50	1,056,368	—
	Acushnet Supplemental Executive Retirement Plan	27.50	2,640,064	—
Christopher Lindner	Acushnet Company Pension Plan	—	—	—
	Acushnet Supplemental Executive Retirement Plan	—	—	—
(1)Number of years of credited service represents actual years of service.
(2)For purposes of calculating the present value of the accumulated pension benefits, we used the same assumptions used and described in Note 13 to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2021, including a discount rate of 3.10% for the Pension Plan and 3.06% for the SERP.
Pension Plan
The Pension Plan is a tax qualified defined benefit pension plan and the SERP is a nonqualified defined benefit pension plan. Each plan provides for payment of retirement benefits to a plan participant commencing between the ages of 50 and 65, as well as for payment of certain disability pension benefits. After attaining age 50 or completing five years of vesting service, a plan participant acquires a vested right to future benefits. The benefits payable under each of the plans are generally determined on the basis of an employee’s length of service and/or earnings and are normally paid as an annuity unless a lump sum election is made.
Each of the plans generally provides unreduced retirement benefits commencing on the participant’s normal retirement date, which is the first day of the calendar month coincident with or next following a participant’s 65th birthday, but a participant can receive reduced pension benefits as early as age 50. The Pension Plan provides benefits payable as either an annuity or a lump sum. Each of the named executive officers, other than Messrs. Pacheco and Lindner (who both commenced employment after the

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TABLE OF CONTENTS	PENSION BENEFITS

Pension Plan was closed to new participants), participates in the Pension Plan, is fully vested in his or her benefits under the Pension Plan and can commence his or her pension benefits immediately upon termination of employment.
Upon retirement, a salaried participant in the Pension Plan, such as each of the named executive officers, other than Messrs. Pacheco and Lindner, is entitled to a monthly benefit equal to the sum of (a) 0.9% of his or her average monthly rate of earnings multiplied by his or her years of credited service and (b) 0.55% of that portion of his or her average monthly rate of earnings that is in excess of his or her covered compensation, multiplied by the lesser of (1) 35 and (2) his or her years of credited service as a salaried employee. Average monthly compensation for this calculation is limited in accordance with the U.S. Internal Revenue Service (the “IRS”) compensation limit regulations under Code section 401(a)(17). At December 31, 2015, the Pension Plan was amended to freeze benefit accruals for certain participants and limit ongoing benefit accruals for other participants, based on age and service at that date. For participants who at December 31, 2015 had attained age of 50 and had completed at least ten years of service or had a combined age and years of service of 70 or more, the monthly benefit amount payable under the Pension Plan will equal the sum of (a) the participant’s frozen accrued pension benefit at December 31, 2015, plus (b) benefit accruals after that time reflecting only service and pay earned in 2016 and later and the benefit formula described above, but with final average annual compensation limited to $150,000.
If a plan participant dies after age 50 and before benefits commence under the Pension Plan, his or her spouse will generally be entitled to monthly pension benefits commencing on the first day of the month following the named executive officer’s death equal to 50% of the named executive officer’s assumed retirement pension, which is the monthly amount of pension benefits that he or she would have received had he or she retired immediately prior to his or her death while the joint and survivor annuity was in effect with a provision for continuance of 50% of his or her reduced amount of retirement benefit to his or her spouse. The spouse may instead elect to receive a lump distribution equal to an amount that would be actuarially equivalent to the monthly benefit otherwise payable. If the plan participant has no spouse, his or her beneficiary will be eligible to receive a lump sum distribution, calculated as noted above, using the assumption that the participant and beneficiary were of the same age. See “-Pension Benefits for 2021” above for information relating to the accumulated benefits of our named executive officers.
SERP
The SERP is a nonqualified, unfunded excess benefit plan that supplements the benefits payable under the Pension Plan. Upon a participant’s retirement, the participant will be entitled to a benefit under the SERP equal to the difference between (a) and (b), where (a) is the sum of (A) 0.9% of his or her average monthly rate of earnings multiplied by his or her years of credited service and (B) 0.55% of that portion of his or her average monthly rate of earnings that is in excess of his or her covered compensation, multiplied by the lesser of (1) 35 and (2) his or her years of credited service as a salaried employee, and (b) is the benefit payable under the Pension Plan. Monthly average compensation for items (A) and (B) immediately above is not limited. Benefits payable under the SERP are generally paid to participants in a lump sum during the 60-day period following the participant’s retirement date, subject to any delay required under applicable tax rules.
Ms. Bohn and Messrs. Maher and Pelisek are eligible to receive early retirement benefits under the Pension Plan and SERP. Messrs. Pacheco and Lindner are not eligible to participate in either the Pension Plan or SERP based on their dates of hire. If a participant retires early, he or she will be entitled to elect (1) a monthly retirement benefit as calculated above that commences on his or her normal retirement date or (2) a reduced benefit payable at his or her early retirement date. The early retirement benefit is equal to the 0.9% portion of his or her pension benefit reduced by the number of months by which his or her annuity starting date precedes his or her early retirement age multiplied by 0.003 and (b) 0.55% of the portion of his or her benefit reduced by 0.5% for each of the first 60 months that his or her annuity starting date precedes the early retirement age or (y) 0.3% for each month in excess of 60 that the annuity starting date precedes the early retirement age. Additionally, the Company has established and partially funded a rabbi trust to provide a source of funds for benefits payable from the SERP.

2022 Proxy Statement	Acushnet Holdings Corp.	61

Nonqualified Deferred Compensation for 2021

The following table provides a summary of the named executive officers’ accounts that remain outstanding in our EDP for 2021 and shares deferred in 2021, together with the total deferred amounts as of December 31, 2021, under the Company's Employee Deferral Plan. As of July 29, 2011, in connection with a prior sale of the Company, all Company matching contributions and employee contributions to the EDP were frozen and employee salary and incentive deferral accounts were distributed. All that remains in the EDP is the portion of participants’ accounts attributable to Company matching credits to the plan made prior to July 29, 2011. See “Compensation Discussion and Analysis-Components of our Executive Compensation Program-Deferred Compensation” above.

Name	Executive Contributions in Last Fiscal Year ($)		Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)

David Maher	12,805,675	(1)	—	815,611	—	16,458,073	(1)
	—		—	11,810	—	74,037	(2)
Thomas Pacheco	161,995	(1)	—	39,115	—	201,110	(1)
Mary Louise Bohn	2,736,426	(1)	—	45,395	—	2,977,021	(1)
	—		—	12,335	—	77,767	(2)
Steven Pelisek	—		—	12,698	—	80,308	(2)
Christopher Lindner	—		—	—	—	—
(1)    Represents value of deferred shares, together with dividend equivalents that have been credited on such deferred shares, pursuant to the Company's Employee Deferral Plan. See "Compensation Discussion and Analysis-Components of our Executive Compensation Program-Deferred Compensation" above.
(2)    Represents outstanding amounts under the EDP.
Ms. Bohn and Messrs. Maher and Pelisek participate in the EDP and are fully vested in their account balances. Account balances under the EDP are invested in a variety of mutual funds selected by the plan participants from a list of fund investment options similar to the investment options available under the Company’s defined contribution plan. Participants earn annual market rate returns based on the performance of the funds. Upon a separation from the Company, Ms. Bohn and Messrs. Maher and Pelisek are entitled to the value of their accounts in a lump sum no later than (1) December 31st of the year in which the separation occurs or (2) 90 days following the date of termination, subject to any delay required under applicable tax rules.

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Potential Payments Upon Termination or Change in Control

The table below quantifies the potential payments and benefits that would be provided to each named executive officer under each of the termination or change in control circumstances listed. The amounts shown are based on the assumption that the triggering event took place on December 31, 2021, which was the last business day of 2021.
The amounts shown in the table below do not include:
•payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment or other circumstance and do not discriminate in scope, terms or operation in favor of the named executive officers;
•regular pension benefits under our Pension Plan or the SERP. See “-Pension Benefits for 2021” above; and
•distributions of plan balances under our 401(k) Plan, the EDP or delivery of deferred shares with respect to vested RSUs. See “-Nonqualified Deferred Compensation for 2021” above for information relating to the distributions of the EDP account balances and delivery of deferred shares with respect to vested RSUs, in each case with respect to our named executive officers.

	Retirement/ Voluntary Termination ($)	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Termination For Cause ($)	Death or Disability ($)	Change in Control ($)	Change in Control followed by Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)

David Maher
Annual incentive award(1)	2,100,000	2,100,000	—	2,100,000	—	4,200,000
Acceleration of Equity Awards(2)	—	—	—	15,304,590	—	15,304,590
Cash severance payment(3)	—	1,500,000	—	—	—	2,000,000
Life insurance	—	—	—	2,700,000	—	—
Accrued and unpaid vacation	115,385	115,385	115,385	115,385	—	115,385
Total	2,215,385	3,715,385	115,385	20,219,975	—	21,619,975
Thomas Pacheco
Annual incentive award(1)	—	682,500	—	682,500	—	682,500
Acceleration of Equity Awards(2)	—	—	—	3,636,568	—	3,636,568
Cash severance payment(3)	—	525,000	—	—	—	1,050,000
Life insurance	—	—	—	476,000	—	—
Accrued and unpaid vacation	—	30,288	30,288	30,288	—	30,288
Total	0	1,237,788	30,288	4,825,356	—	5,399,356

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POTENTIAL PAYMENTS	TABLE OF CONTENTS

Mary Louise Bohn
Annual incentive award(1)	618,000	618,000	—	618,000	—	618,000
Acceleration of Equity Awards(2)	459,770	—	—	4,047,727	1,268,666	4,047,727
Cash severance payment(3)	—	772,500	—	—	—	1,030,000
Life insurance	—	—	—	501,000	—	—
Accrued and unpaid vacation	59,423	59,423	59,423	59,423	—	59,423
Total	1,137,193	1,449,923	59,423	5,226,150	1,268,666	5,755,150
Steven Pelisek
Annual incentive award(1)	618,000	618,000	—	618,000	—	618,000
Acceleration of Equity Awards(2)	444,917	—	—	3,945,171	1,227,678	3,945,171
Cash severance payment(3)	—	772,500	—	—	—	1,030,000
Life insurance	—	—	—	1,002,000	—	—
Accrued and unpaid vacation	79,231	79,231	79,231	79,231	—	79,231
Total	1,142,148	1,469,731	79,231	5,644,402	1,227,678	5,672,402
Christopher Lindner
Annual incentive award(1)	—	618,000	—	618,000	—	618,000
Acceleration of Equity Awards(2)	—	—	—	3,945,171	—	3,945,171
Cash severance payment(3)	—	772,500	—	—	—	1,030,000
Life insurance	—	—	—	1,503,000	—	—
Accrued and unpaid vacation	—	29,712	29,712	29,712	—	29,712
Total	0	1,420,212	29,712	6,095,883	—	5,622,883
(1)Represents the value of the annual cash incentive award earned for 2021 as included in the Summary Compensation Table. Other than in the case of a termination by the Company for cause, the named executive officer would receive the annual cash incentive award earned for 2021 even if his employment terminated prior to the actual cash payout date in 2022. See “Compensation Discussion and Analysis-Components of our Executive Compensation Program-Annual Cash Incentives.”
(2)Represents the accelerated vesting of RSUs and PSUs in accordance with the terms of the applicable award agreements. The value attributable to the acceleration of these unvested awards is based on the closing price of our common stock ($53.08) on December 31, 2021, the last business day of 2021, and with respect to the PSU grants, assumes that the maximum level of performance was achieved.
(3)For Mr. Maher represents the amounts payable under his CEO Agreement as described below. For the other named executive officers, the cash severance amount represents the amounts payable to the named executive officer under the Executive Severance Plan as described below. Consistent with the terms of the Executive Severance Plan, in determining the amount of severance benefits for each of the named executive officers, the amount of the annual cash incentive to be paid as part of the severance benefits was offset by the annual incentive award earned by the named executive officer for 2021 (as provided in the Summary Compensation Table and described in footnote (1) above) which resulted in no additional annual cash incentive as part of the severance benefits.

64	Acushnet Holdings Corp.	2022 Proxy Statement

Severance and Change in Control Agreements

Executive Severance Plan
For 2021, all of the named executive officers, other than Mr. Maher, were eligible for severance benefits under our Executive Severance Plan. Mr. Maher’s severance and change in control entitlements are provided under the CEO Agreement, as described below.
If the employment of a named executive officer covered under the Executive Severance Plan is terminated, other than following a change in control as described below, (1) by the Company other than for cause or (2) by the named executive officer because his or her job location has been relocated more than 35 miles from the named executive officer’s former job location, and (3) the named executive officer was hired or promoted to the Corporate Management Committee ("CMC") level before January 1, 2019, he or she will receive (a) 18 months of base salary payable in installments plus (b) one year of bonus (based on the target bonus for the year of termination) offset by any bonus amount actually paid under the terms of the Company’s annual bonus plan for the year of termination. If the named executive officer was hired or promoted to the CMC level January 1, 2019 or later, he or she will receive (a) 12 months of base salary plus (b) a pro-rated bonus (based on the target bonus for the year of termination and the number of days worked in the year of termination). The Executive Severance Plan also provides that during the severance period, medical benefits will be continued, with the Company continuing to make the same employer contributions as were in effect prior to the termination of the named executive officer’s employment.
Under the Executive Severance Plan, “cause” includes but is not limited to misconduct, negligence, dishonesty, criminal act, excessive absenteeism, and willful failure to perform job responsibilities and other conduct determined under the Company’s code of conduct or other policies to be “cause.”
If a change in control occurs and, within 18 months of the change in control (1) the Company terminates a covered named executive officer other than for cause, (2) the named executive officer voluntarily terminates employment because his or her job location has been relocated more than 35 miles from his or her former job location, or (3) the named executive officer voluntarily terminates his or her employment due to (a) a material diminution in his or her duties, authority or responsibilities or (b) a material negative change in the named executive officer’s compensation, the named executive officer will receive: (x) 24 months of base salary payable in installments plus (y) one year of annual cash incentive (based on the greater of (a) target bonus for the year of termination or (b) the annual cash incentive that would have been paid using the Company’s most recent financial performance outlook report that is available as of the named executive officer’s termination date), in each case, offset by any annual cash incentive amount actually paid under the terms of the Company’s annual cash incentive plan for the year of termination.
Payments under the Executive Severance Plan are subject to execution of a release of claims. For a period of the longer of 12 months after separation from employment or the severance period, a named executive officer may not, personally or on behalf of another party, whether directly or indirectly, solicit for employment any person employed by the Company in a salaried position during the year before separation from employment.
If Mr. Maher’s employment is terminated by the Company without cause or by Mr. Maher for good reason (each as defined in the CEO Agreement) other than within twelve months following a change in control (as defined in the Equity Plan), he will be entitled to the sum of (i) one and one-half times his base salary, (ii) his target annual bonus, (iii) any earned but unpaid annual bonus for the prior year and (iv) a pro-rata portion of his target annual bonus based on actual days employed in the year of termination, such amounts to be paid in one cash lump sum as soon as practicable after such qualifying termination. If Mr. Maher’s employment is terminated by the Company without cause or by Mr. Maher for good reason within twelve months following a change in control, he will be entitled to the sum of (i) two times his base salary, (ii) two times his target annual bonus, (iii) any earned but unpaid annual bonus for the prior year and (iv) a pro-rata portion of his target annual bonus based on actual days employed in the year of termination, such amounts to be paid in one cash lump sum as soon as practicable after such qualifying termination, and any

2022 Proxy Statement	Acushnet Holdings Corp.	65

SEVERANCE AND CHANGE IN CONTROL	TABLE OF CONTENTS

outstanding Company equity interests will vest in full. If Mr. Maher’s employment is terminated as a result of his death or disability, he is entitled to the sum of (i) any earned but unpaid annual bonus for the prior year and (ii) a pro-rata portion of his target annual bonus based on days employed in the year of termination, such amounts to be paid in one cash lump sum as soon as practicable after such termination of employment. Mr. Maher is not entitled to receive severance if his employment is terminated for any other reason.
Change in Control and Retirement Vesting under Equity Awards
Pursuant to the terms of the Company’s Equity Plan, any unvested RSUs or PSUs are forfeited upon an executive’s separation from service with the Company, except in the case of a separation from service by the Company without Cause or by the executive for Good Reason occurring during the 18-month period following a Change in Control (each, as defined in the Equity Plan), in which case all unvested RSUs and PSUs will vest in full, with PSUs vesting at the greater of actual performance and target performance.
Upon a Full Career Retirement (defined in the Equity Plan as a separation from service with the Company other than for Cause when a participant is age 55 with 10 years of service with the Company), after the first anniversary of the vesting commencement date, the PSUs will remain eligible to vest based on actual performance measured at the end of the performance period, with the number of performance shares delivered to the executive prorated to reflect the executive’s actual service during the three-year performance period. At the end of 2021, Ms. Bohn and Mr. Pelisek were retirement eligible under the terms of the PSUs awarded to them.

66	Acushnet Holdings Corp.	2022 Proxy Statement

Director Compensation

The following table sets forth information concerning the compensation of our directors (other than Mr. Maher, who receives no additional compensation as a director and whose compensation is reported in the Summary Compensation Table above) for 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Yoon Soo (Gene) Yoon	151,250	154,983	306,233
Jennifer Estabrook(3)	102,500	124,980	227,480
Gregory Hewett	100,000	124,980	224,980
Jan Singer(4)	12,233	69,504	81,737
Sean Sullivan	107,500	124,980	232,480
Steven Tishman	100,000	124,980	224,980
Walter Uihlein(5)	91,750	124,980	216,730
Keun Chang (Kevin) Yoon(6)	77,500	124,980	202,480
(1)Represents the aggregate grant date fair value of fully vested stock granted to each director in 2021, computed in accordance with ASC Topic 718, without taking into account estimated forfeitures.
(2)The following table shows the number of RSUs previously deferred pursuant to the Company's Independent Directors Deferral Plan (including dividend equivalents credited in the form of additional RSUs) for our non-employee directors as of December 31, 2021:

Name	Outstanding RSU Awards

Yoon Soo (Gene) Yoon	20,178
Jennifer Estabrook	20,400
Gregory Hewett	20,400
Jan Singer	1,257
Sean Sullivan	20,400
Steven Tishman	20,400
(3)    Resigned from the Nominating and Corporate Governance Committee on December 9, 2021.
(4)    Appointed to the Board of Directors, the Compensation Committee and the Nominating and Corporate Governance Committee on November 15, 2021.
(5)    Retired from the Board of Directors effective December 31, 2021.
(6)    Appointed as Chairman of the Nominating and Corporate Governance Committee on December 9, 2021.

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DIRECTOR COMPENSATION	TABLE OF CONTENTS

2021 DIRECTOR COMPENSATION PROGRAM

	Chair ($)	Member ($)

Annual Board Retainers:
Cash Retainer(1)	165,000	80,000
Equity Retainer(2)(3)	155,000	125,000
Annual Committee Cash Retainers:
Audit Committee	25,000	12,500
Compensation Committee	20,000	10,000
Nominating and Corporate Governance	15,000	5,000
(1) In April 2021, the Compensation Committee increased the Chair's cash retainer by $45,000, each Board member's cash retainer by $10,000 and the cash retainer of the Chair of the Nominating and Corporate Governance Committee by $3,000 to better align the compensation for each specified position with the compensation of directors that hold similar positions within our composite market group.
(2) In April 2021, the Compensation Committee increased each Board member's equity retainer by $15,000 to better align Board member compensation with the compensation of directors within our composite market group.
(3) Reflects immediately vesting common stock.

68	Acushnet Holdings Corp.	2022 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of December 31, 2021, certain information related to our compensation plans under which shares of the Company’s common stock may be issued.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (#)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in 1st Column) (#)

Equity compensation plans approved by stockholders:
Acushnet Holdings Corp. 2015 Incentive Plan	2,688,753(1)		3,739,809
Equity compensation plans not approved by stockholders	—	N/A	—
Total	2,688,753		3,739,809
(1)Consists of 2,688,753 RSUs and PSUs (with PSUs reported at target).

2022 Proxy Statement	Acushnet Holdings Corp.	69

Pay Ratio Disclosure

We strive to create a compensation program that is competitive in terms of both the position and the geographic location in which our employees are located. Accordingly, our pay structures vary amongst employees based on position and geographic location. For 2021, we determined that the median of the annual total compensation of all of our employees, other than our CEO, Mr. Maher, was $15,555; Mr. Maher's 2021 annual total compensation was $8,092,226 and the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees other than our CEO was 520 to 1.
As the Company has no reasonable belief that there was a change in its employee population or employee compensation arrangements that would result in a significant change to its pay ratio disclosure, we used our previously identified median employee for purposes of our 2021 pay ratio calculation. This median employee was determined based on our employee population as of December 31, 2020 and 2020 year-end taxable wages, which was our consistently applied compensation measure. The annual total compensation of this employee for 2021 was then determined in accordance with the SEC rules in the same manner that Mr. Maher's compensation was determined for purposes of the Summary Compensation Table and compared to the total annual compensation for Mr. Maher as reported in the Summary Compensation Table above.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

70	Acushnet Holdings Corp.	2022 Proxy Statement

Principal Stockholders

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of April 8, 2022 by:
•each person, or group of persons, known by us to own beneficially more than 5% of our outstanding shares of common stock;
•each of our named executive officers for 2021;
•each of our directors; and
•all of our executive officers and directors as a group.
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 8, 2022 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, we believe, based on information furnished to us, that each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
For further information regarding material transactions between us and the principal stockholders, see "Certain Relationships and Related Party Transactions."
Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o Acushnet Holdings Corp., 333 Bridge Street, Fairhaven, Massachusetts 02719.

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PRINCIPAL STOCKHOLDERS	TABLE OF CONTENTS

Name of beneficial owner	Number (#)	Percentage (%)

Stockholders:
Fila(1)	37,104,008	51.3
Kayne Anderson Rudnick Investment Management LLC(2)	8,168,819	11.3
Named Executive Officers and Directors:
David Maher(3)	501,703	*
Thomas Pacheco(3)	57,984	*
Mary Louise Bohn(3)	148,992	*
Steven Pelisek(3)	115,114	*
Christopher Lindner(3)	80,203	*
Yoon Soo (Gene) Yoon(1)(3)(4)	37,135,710	51.3
Jennifer Estabrook(3)(5)	29,546	*
Gregory Hewett(3)	32,746	*
Jan Singer(3)	1,262	*
Sean Sullivan(3)	26,746	*
Steven Tishman(3)	28,746	*
Keun Chang (Kevin) Yoon(1)(3)(4)	37,114,748	51.3
All current executive officers and directors as a group (15 persons)(3)	38,327,170	53.0
* Less than one percent.
(1)Represents shares of our common stock owned by Magnus, a wholly owned subsidiary of Fila, based on a Schedule 13G/A filed on February 8, 2022. The shares of our common stock owned by Magnus are Magnus' only assets.

Yoon Soo (Gene) Yoon, Chairman of Fila, and Keun Chang (Kevin) Yoon, President and CEO of Fila, may be deemed to be the beneficial owners and have voting and dispositive power with respect to the shares of our common stock held by Fila. The address of Fila, Yoon Soo (Gene) Yoon and Keun Chang (Kevin) Yoon is 1077 Cheonho-daero, Gangdong-gu, Seoul, Korea.
(2)Based on a Schedule 13G filed on February 14, 2022, Kayne Anderson Rudnick Investment Management, LLC has sole voting power over 5,899,182 shares, shared voting power of 1,711,041 shares, sole dispositive power over 6,457,778 shares and shared dispositive power over 1,711,041 shares. The principal business address of each of the foregoing persons is Kayne Anderson Rudnick Investment Management LLC, 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.
(3)Does not reflect any shares that may be issued upon settlement of outstanding RSUs or PSUs, other than those, if any, that will vest within 60 days of April 8, 2022.
(4)Includes 37,104,008 shares of our common stock owned by Magnus, which Yoon Soo (Gene) Yoon and Keun Chang (Kevin) Yoon may be deemed to beneficially own, as described in footnote 1 above.
(5)Ms. Estabrook disclaims beneficial ownership of any shares of our common stock owned by Fila. The address of Ms. Estabrook is c/o Fila North America, 1411 Broadway, New York, New York 10018.

72	Acushnet Holdings Corp.	2022 Proxy Statement

Certain Relationships and Related Party Transactions

Registration Rights Agreement
In connection with our initial public offering, we entered into a registration rights agreement that provides Magnus "demand" registrations and customary "piggyback" registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act or to contribute to payments the registration rights holders may be required to make in respect of those liabilities.
Other
We are a party to an endorsement arrangement with Peter Uihlein, the son of Walter Uihlein, our former President and Chief Executive Officer, who retired from our Board of Directors on December 31, 2021. Peter Uihlein is a professional golfer and an exempt member of the PGA Tour. Peter Uihlein received aggregate payments of $211,000 pursuant to this endorsement arrangement in 2021.
In 2021, Fila reimbursed us $620,000 of expenses related to professional services rendered by PwC in connection with the 2020 audit of our annual financial statements that we prepared on an IFRS basis and provided to Fila.

In May 2019, we entered into an agreement with Magnus pursuant to which we agreed to purchase up to $24.9 million of shares of our common stock from Magnus on a share-for-share basis as we repurchase shares in the open market under our share repurchase program. The price payable to Magnus for our shares will be the average price of the shares purchased in the open market over the period of time from the execution of the agreement (in the case of the first such pricing period) to the first "determination date" and, in the case of any subsequent such pricing period, from the most recent preceding determination date to the next determination date (the "Average Price Per Share"). The "determination date" is the date that we purchase $24.9 million of shares, a date otherwise mutually agreed between us and Magnus, or a date that is 30 business days following our notification to Magnus that we are terminating the agreement. Our obligations to purchase the shares and Magnus' obligation to sell the shares following each determination date are conditioned upon no event occurring since the date of the agreement that, either individually or in the aggregate, has had a material adverse effect on our business or financial condition as of each closing. In 2019, we purchased 535,983 shares from Magnus for aggregate consideration of $13.8 million. In April 2020, we temporarily suspended stock repurchases under our share repurchase program in light of the COVID-19 pandemic. We resumed our share repurchase program in March 2021 and, on April 2, 2021, purchased 355,341 shares from Magnus for aggregate consideration of $11.1 million, satisfying our obligation to purchase shares from Magnus under this share repurchase agreement.
In November 2021, we entered into a new agreement with Magnus pursuant to which we agreed to purchase up to $37.5 million of shares of our common stock from Magnus on a share-for-share basis as we repurchase shares in the open market under our share repurchase program. The price payable to Magnus for our shares will be the Average Price Per Share. The "determination date" is the date that we purchase $37.5 million of shares, a date otherwise mutually agreed between us and Magnus, January 14, 2022, or a date that is 30 business days following our notification to Magnus that we are terminating the agreement. Our obligations to purchase the shares and Magnus' obligation to sell the shares following each determination date are conditioned upon no event occurring since the date of the agreement that, either individually or in the aggregate, has had a material adverse effect on our business or financial condition as of each closing. On January 24, 2022, we purchased 699,819 shares from Magnus for aggregate consideration of $37.5 million, satisfying our obligation to purchase shares from Magnus under this share repurchase agreement.

2022 Proxy Statement	Acushnet Holdings Corp.	73

CERTAIN RELATIONSHIPS	TABLE OF CONTENTS

Related Persons Transaction Policy
Our Board of Directors has adopted a written policy on transactions with related persons . Our related person policy requires that a "related person" (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the executive vice president, chief legal officer any "related person transaction" (defined as any transaction that we anticipate would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The executive vice president and chief legal officer will then promptly communicate that information to our Board of Directors. The policy requires any related person transaction to be approved or ratified by our Board of Directors or a duly authorized committee of our Board of Directors. The policy also requires directors interested in a related person transaction to recuse themselves from any vote on a related person transaction in which they have an interest.

74	Acushnet Holdings Corp.	2022 Proxy Statement

Other Matters

Communications with Our Board of Directors
Stockholders and interested parties wishing to communicate with the chairperson of any of the Audit, Nominating and Corporate Governance and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary, 333 Bridge Street, Fairhaven, Massachusetts 02719, who will forward such communications to the appropriate party.
Availability of Annual Report
A copy of our 2021 Annual Report on Form 10-K for the year ended December 31, 2021 and our proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to the following address:

Acushnet Holdings Corp.
Attention: Investor Relations
333 Bridge Street
Fairhaven, MA 02719

The Annual Report on Form 10-K and proxy statement are also available under "SEC Filings" in the "Investors" section on our website at www.acushnetholdingscorp.com.
Other Business
The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting and described in this proxy statement. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the best judgment of the persons voting such proxies.

*            *            *

2022 Proxy Statement	Acushnet Holdings Corp.	75

ACUSHNET HOLDINGS CORP.
ATTN: INVESTOR RELATIONS
333 BRIDGE ST.
FAIRHAVEN, MA 02719

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GOLF2022**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by June 5, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71505-P65645

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACUSHNET HOLDINGS CORP.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of the following nominees for director

Nominees:

01) David Maher
02) Yoon Soo (Gene) Yoon
03) Jennifer Estabrook
04) Gregory Hewett
05) Jan Singer
06) Sean Sullivan
07) Steven Tishman
08) Keun Chang (Kevin) Yoon

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.	☐	☐	☐
3. To approve, in a non-binding advisory vote, the compensation paid to the Company's named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D71506-P65645

Acushnet Holdings Corp.
Annual Meeting of Stockholders
June 6, 2022 9:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Thomas D. Pacheco and Roland A. Giroux, or either of them, as proxies, with the full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Acushnet Holdings Corp., to be held on June 6, 2022 at 9:00 AM Eastern Time, at www.virtualshareholdermeeting.com/GOLF2022 or at any adjournment or postponement thereof, upon any and all matters which may properly be brought before the meeting or adjournments or postponements thereof, hereby revoking all former proxies.

The shares represented by this proxy will be voted as specified, but if no specification is made, the shares will be voted "FOR" each director nominee listed herein and "FOR" Proposals 2 and 3.

Continued and to be signed on reverse side